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                                                                    EXHIBIT 10.2






                              RESTATED AND AMENDED
                           LOAN AND SECURITY AGREEMENT

                                      among


                           THE A CONSULTING TEAM, INC.

                                       and

                     INTERNATIONAL OBJECT TECHNOLOGY, INC.,

                                       and

                          KELTIC FINANCIAL PARTNERS, LP




                              Dated: March 23, 2004





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                                TABLE OF CONTENTS
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RECITALS ........................................................................................................1

AGREEMENT .......................................................................................................1

1.       DEFINITIONS.............................................................................................1

         1.1.     "Account Debtor"...............................................................................1

         1.2.     "Advance"......................................................................................1

         1.3.     "Affiliate.....................................................................................1

         1.4.     "Banking Day"..................................................................................2

         1.5.     "Blocked Account"..............................................................................2

         1.6.     "Borrower".....................................................................................2

         1.7.     "Borrowers"....................................................................................2

         1.8.     "Borrower's knowledge".........................................................................2

         1.9.     "Borrowing Base Certificate"...................................................................2

         1.10.    "Capital Expenditure"..........................................................................2

         1.11.    "Code".........................................................................................2

         1.12.    "Collateral"...................................................................................2

         1.13.    "Compliance Certificate".......................................................................2

         1.14.    THIS SECTION INTENTIONALLY OMITTED.............................................................3

         1.15.    "Core EBITDA"..................................................................................3

         1.16.    "Corporate/LLC Guarantor"......................................................................3

         1.17.    "Corporate/LLC Guaranty".......................................................................3

         1.18.    "Deposit Account"..............................................................................3

         1.19.    "Default"......................................................................................3

         1.20.    "Eligible Receivables".........................................................................4

         1.21.    "Environment"..................................................................................6

         1.22.    "Environmental Laws"...........................................................................6

         1.23.    "Equipment"....................................................................................6

         1.24.    "ERISA"........................................................................................6

         1.25.    "Events of Default"............................................................................6

         1.26.    "Fiscal Year"..................................................................................6

         1.27.    "General Intangibles"..........................................................................7
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         1.28.    "Generally Accepted Accounting Principles".....................................................7

         1.29.    "Governmental Rules"...........................................................................7

         1.30.    "Guarantors"...................................................................................7

         1.31.    "Guaranty".....................................................................................7

         1.32.    "Indebtedness".................................................................................7

         1.33.    "Individual Guarantor".........................................................................7

         1.34.    "Individual Guaranty"..........................................................................7

         1.35.    "Inventory"....................................................................................8

         1.36.    "Investment Property"..........................................................................8

         1.37.    "LIBOR"........................................................................................8

         1.38.    "Lien".........................................................................................8

         1.39.    "Loan Documents"...............................................................................8

         1.40.    "Loans"........................................................................................8

         1.41.    "Lockbox"......................................................................................8

         1.42.    "Material Adverse Effect"......................................................................8

         1.43.    "Maximum Facility".............................................................................8

         1.44.    "Notice of Borrowing"..........................................................................8

         1.45.    "Obligations"..................................................................................9

         1.46.    "Other Collateral".............................................................................9

         1.47.    "Permitted Zielczynski Debt"...................................................................9

         1.48.    "Permitted Seller Debt"........................................................................9

         1.49.    "Person".......................................................................................9

         1.50.    "Plan".........................................................................................9

         1.51.    "Prime Rate"...................................................................................9

         1.52.    "Property".....................................................................................9

         1.53.    "Receivables".................................................................................10

         1.54.    "Reconciliation Report".......................................................................10

         1.55.    "Reportable Event"............................................................................10

         1.56.    "Revolving Advances"..........................................................................10

         1.57.    "Revolving Loan"..............................................................................10

         1.58.    "Revolving Note"..............................................................................10

         1.59.    "Solvent".....................................................................................10

         1.60.    "Stock Purchase Agreement"....................................................................10
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         1.61.    "Subordination Agreements"....................................................................10

         1.62.    "Termination Date"............................................................................11

         1.63.    "This Agreement"..............................................................................11

         1.64.    "UCC".........................................................................................11

         1.65.    "Validity/Support Guarantor"..................................................................11

         1.66.    "Validity/Support Guaranty"...................................................................11

         1.67.    "Voting Stock"................................................................................11

2.       THE REVOLVING LOAN ....................................................................................12

         2.1.     Revolving Advances............................................................................12

         2.2.     Overline......................................................................................12

         2.3.     Reserves......................................................................................12

         2.4.     Manner of Borrowing...........................................................................12

         2.5.     Evidence of Borrower's Obligations............................................................13

         2.6.     Payments......................................................................................15

         2.7.     Collections/Balance/Statements/etc............................................................15

         2.8.     Payment on Termination Date...................................................................16

         2.9.     Borrowers' Absolute Guaranty Obligations......................................................16

3.       LENDER'S COMPENSATION..................................................................................19

         3.1.     Interest on Revolving Advances; Costs and Expenses............................................19

         3.2.     Commitment and Closing Fee....................................................................19

         3.3.     Facility Fee..................................................................................19

         3.4.     Collateral Management Fee.....................................................................19

         3.5.     Field Examination Fees........................................................................19

         3.6.     Prepayment Premium............................................................................20

         3.7.     Computation of Interest and Fees..............................................................20

         3.8.     Payment of Interest and Fees..................................................................20

4.       APPLICATION OF PROCEEDS................................................................................20

5.       SECURITY INTEREST IN COLLATERAL........................................................................20

6.       RECOURSE TO SECURITY...................................................................................21

7.       INDUCING REPRESENTATIONS...............................................................................21

         7.1.     Organization and Qualifications...............................................................21

         7.2.     Corporate Name and Address....................................................................22

         7.3.     Corporate Structure...........................................................................22

         7.4.     Legally Enforceable Agreement.................................................................22

         7.5.     Solvent Financial Condition...................................................................22
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         7.6.     Financial Statements..........................................................................22

         7.7.     Joint Ventures................................................................................22

         7.8.     Real Estate...................................................................................22

         7.9.     Patents, Trademarks, Copyrights and Licenses..................................................23

         7.10.    Existing Business Relationship................................................................23

         7.11.    Investment Company Act: Federal Reserve Board Regulations.....................................23

         7.12.    Tax Returns...................................................................................24

         7.13.    Litigation....................................................................................24

         7.14.    Receivables Locations.........................................................................24

         7.15.    Inventory Locations...........................................................................24

         7.16.    Equipment List and Locations..................................................................24

         7.17.    Title Liens...................................................................................24

         7.18.    Existing Indebtedness.........................................................................25

         7.19.    ERISA Matters.................................................................................25

         7.20.    O.S.H.A.......................................................................................25

         7.21.    Environmental Matters.........................................................................25

         7.22.    Labor Disputes................................................................................25

         7.23.    Intellectual Property.........................................................................26

         7.24.    Location of Bank and Securities Accounts......................................................26

         7.25.    Compliance With Laws..........................................................................26

         7.26.    No Other Violations...........................................................................26

         7.27.    Survival of Representations and Warranties....................................................27

  8.     FINANCIAL STATEMENTS AND INFORMATION;CERTAIN NOTICES TO LENDER.........................................27

         8.1.     Borrowing Base Certificate....................................................................27

         8.2.     Monthly Reports...............................................................................27

         8.3.     Annual Financial Statements...................................................................27

         8.4.     Financial Statements..........................................................................28

         8.5.     Tax Returns...................................................................................28

         8.6.     Projections...................................................................................28

         8.7.     Customer Lists................................................................................28

         8.8.     Insurance.....................................................................................28

         8.9.     Notice of Event of Default and Adverse Business Developments..................................28
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         8.10.    Other Information.............................................................................29

9.       ACCOUNTING.............................................................................................29

10.      RESTATEMENT AND REPLACEMENT OF 2002 LOAN AGREEMENT.....................................................30

11.      WARRANTIES WITH RESPECT TO RECEIVABLES.................................................................30

12.      SPECIAL PROVISIONS WITH RESPECT TO RECEIVABLES AND RELATED MATTERS.....................................31

         12.1.    Confirmatory Written Assignments..............................................................31

         12.2.    Notice of Certain Events......................................................................31

         12.3.    Communication with Account Debtors............................................................32

13.      SPECIAL PROVISIONS RELATING TO EQUIPMENT...............................................................32

         13.1.    Equipment List................................................................................32

         13.2.    Borrower's Obligations With Respect to Equipment..............................................32

14.      AFFIRMATIVE COVENANTS..................................................................................32

         14.1.    Business and Existence........................................................................32

         14.2.    Trade Names...................................................................................32

         14.3.    Transactions with Affiliates..................................................................32

         14.4.    Taxes.........................................................................................33

         14.5.    Compliance with Laws..........................................................................33

         14.6.    Maintain Properties: Insurance................................................................33

         14.7.    Business Records..............................................................................33

         14.8.    Litigation....................................................................................33

         14.9.    Damage or Destruction of Collateral...........................................................34

         14.10.   Name Change...................................................................................34

         14.11.   Access to Books and Records...................................................................34

         14.12.   Solvent.......................................................................................34

         14.13.   Compliance With Environmental Laws............................................................34

         14.14.   Compliance with ERISA and other Employment Laws...............................................34

         14.15.   Proceeds of Collateral........................................................................34

         14.16.   Delivery of Documents.........................................................................34

         14.17.   United States Contracts.......................................................................35

         14.18.   Accounting System.............................................................................35

         14.19.   Validity/Support Guaranty.....................................................................35

         14.20.   TACT Software.................................................................................35

15.      NEGATIVE COVENANTS.....................................................................................35

         15.1.    Indebtedness..................................................................................35
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         15.2.    Mergers; Consolidations; Acquisitions.........................................................35

         15.3.    Sale or Disposition...........................................................................36

         15.4.    Defaults......................................................................................36

         15.5.    Limitations on Liens..........................................................................36

         15.6.    Dividends and Distributions...................................................................37

         15.7.    Borrowers' Names and Offices..................................................................37

         15.8.    Sales Terms...................................................................................37

         15.9.    Fiscal Year...................................................................................37

         15.10.   Intentionally omitted.........................................................................37

         15.11.   Intentionally omitted.........................................................................37

         15.12.   Guaranties; Contingent Liabilities............................................................37

         15.13.   Removal of Collateral.........................................................................38

         15.14.   Transfer of Notes or Accounts.................................................................38

         15.15.   Settlements...................................................................................38

         15.16.   Modification of Governing Documents...........................................................38

         15.17.   Change of Business............................................................................38

         15.18.   Change of Accounting Practices................................................................38

         15.19.   Inconsistent Agreement........................................................................38

         15.20.   Loan or Advances..............................................................................38

         15.21.   Investments...................................................................................39

         15.22.   Intentionally Omitted.........................................................................39

         15.23.   Core EBITDA...................................................................................39

         15.24.   Capital Expenditures..........................................................................39

         15.25.   T3 Media, Inc. Investments....................................................................40

         15.26.   Stock Purchase Agreement......................................................................40

         15.27.   Permitted Zielczynski Debt....................................................................40

16.      FURTHER RIGHTS OF LENDER...............................................................................40

         16.1.    Lender's Right to Take Certain Actions........................................................41

         16.2.    Lender's Right to Perform Either Borrower's Obligations.......................................41

         16.3.    Lender's Right of Set-Off.....................................................................41

17.      CONDITIONS PRECEDENT; CLOSING..........................................................................42

         17.1.    Conditions Precedent..........................................................................42

         17.2.    Conditions to All Extensions of Credit........................................................43
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18.      TERM...................................................................................................43

         18.1.    Revolving Loan Availability...................................................................43

         18.2.    Voluntary Termination.........................................................................43

19.      EVENTS OF DEFAULT......................................................................................43

         19.1.    Defaults......................................................................................43

         19.2.    Obligations Immediately Due...................................................................45

         19.3.    Continuation of Security Interests............................................................45

20.      REMEDIES OF LENDER.....................................................................................46

         20.1.    Rights Under UCC..............................................................................46

         20.2.    Collections; Modification of Terms............................................................47

         20.3.    Notification of Account Debtors...............................................................47

         20.4.    Insurance.....................................................................................47

         20.5.    Waiver of Rights by Borrowers.................................................................47

         20.6.    Lender's Rights...............................................................................47

21.      GENERAL PROVISIONS.....................................................................................48

         21.1.    Rights Cumulative.............................................................................48

         21.2.    Successors and Assigns........................................................................48

         21.3.    Notice........................................................................................48

         21.4.    Strict Performance............................................................................49

         21.5.    Amendments....................................................................................49

         21.6.    Waiver........................................................................................49

         21.7.    Conflict of Laws..............................................................................49

         21.8.    Expenses......................................................................................49

         21.9.    Reimbursements Charged to Revolving Loan......................................................50

         21.10.   Waiver of Right to Jury Trial.................................................................50

22.      INDEMNIFICATION BY BORROWER/WAIVER OF CLAIMS...........................................................51

         22.1.    Indemnification...............................................................................51

         22.2.    Savings Clause for Indemnification............................................................51

         22.3.    Waiver........................................................................................51

23.      MISCELLANEOUS..........................................................................................52

         23.1.    Entire Agreement; Amendments; Lender's Consent................................................52

         23.2.    Cross Default; Cross Collateral...............................................................52

         23.3.    Execution in Counterparts.....................................................................52

         23.4.    Severability of Provisions....................................................................52
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         23.5.    Table of Contents; Headings...................................................................52

         23.6.    Exhibits and Schedules........................................................................52

         23.7.    Consent to Jurisdiction.......................................................................53
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Exhibits:

Exhibit A                   Revolving Note
Exhibit B                   Notice of Borrowing
Exhibit C                   Borrowing Base Certificate
Exhibit D                   Compliance Certificate

Schedules:

Schedule 7.2                Tradenames
Schedule 7.3                Affiliates and Subsidiaries
Schedule 7.8                Real Estate
Schedule 7.9                Patents & Trademarks
Schedule 7.13               Litigation
Schedule 7.14               Receivables Locations
Schedule 7.15               Inventory Locations
Schedule 7.16               Equipment List and Locations
Schedule 7.17               Liens
Schedule 7.18               Indebtedness
Schedule 7.21               Environmental Matters
Schedule 7.24               List of Bank Accounts
Schedule 7.27               Excluded Matters
Schedule 10.4               List of Processors and Warehousemen
Schedule 15.2               Mergers, etc.


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                RESTATED AND AMENDED LOAN AND SECURITY AGREEMENT


         THIS RESTATED AND AMENDED LOAN AND SECURITY AGREEMENT made as of March __, 2004, by and among

                  THE A CONSULTING TEAM, INC., a New York corporation with its principal executive office and principal place of business at 200 Park Avenue South, Suite 901, New York, New York 10003 (hereinafter called "TACT") and INTERNATIONAL OBJECT TECHNOLOGY, INC., a New Jersey corporation with its principal executive office and principal place of business to be at 77 Brant Avenue, Clark, New Jersey 07066, Attn: Shmuel Ben Tov (hereinafter called "IOT"), TACT and IOT being each hereinafter individually referred to as "BORROWER" and collectively referred to as "BORROWERS"

                                       and

                  KELTIC FINANCIAL PARTNERS, LP, a Delaware limited partnership, with a place of business at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580 ("Lender").

                                    RECITALS:

                           I. Borrowers have requested that Lender continue to
                  extend a FOUR MILLION AND NO/100($4,000,000.00) US DOLLARS revolving credit facility heretofore extended by Lender to Borrowers on a joint and several basis so as to continue to provide Borrowers with working capital support.

                           II. Lender is willing to continue to so extend the
                  credit facility on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT:

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings (terms defined in the singular shall have the same meaning when used in the plural and vice versa):

                  1.1. "Account Debtor" shall mean any Person who is or may become obligated under or on account of any Receivable.

                  1.2. "Advance" shall mean any loan or advance by Lender with respect to the Revolving Loan.

                  1.3. "Affiliate" shall mean any Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, either Borrower; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of either Borrower; or (iii) 5% or more of the Voting Stock of which is beneficially owned or held by either Borrower; provided, however, that T3 Media, Inc., Always-On Software, Inc., and Methoda, Ltd. shall not be deemed to be Affiliates. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock or other equity interests, by contract or otherwise.

                                       1
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                  1.4. "Banking Day" shall mean any day on which commercial
         banks are not authorized or required to close in New York State.

                  1.5. "Blocked Account" shall mean the account established by Borrowers at Fleet National Bank (or any other similar account established by Borrowers with the consent of Lender) opened and held pursuant to the blocked account agreement among Borrower, Lender and Fleet National Bank (or other financial institution chosen by Borrowers with the consent of Lender) into which payments of Receivables are deposited.

                  1.6. "Borrower" shall mean either TACT or IOT.

                  1.7. "Borrowers" is a collective term which means both TACT and IOT.

                  1.8. "Borrower's knowledge" shall mean the knowledge of each of either Borrower's directors, officers and key employees after due inquiry under the circumstances.

                  1.9. "Borrowing Base Certificate" shall mean a borrowing base certificate substantially in the form of Exhibit "A" attached hereto.

                  1.10. "Capital Expenditure" shall mean, as determined in accordance with Generally Accepted Accounting Principles, the dollar amount of gross expenditures (including obligations under capital leases) made or incurred for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) during any period.

                  1.11. "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

                  1.12. "Collateral" shall mean all of the property and interests in property described in Article 5 hereof, except as set forth in Article 5(l), and all other personal Property of each Borrower and all interests of each Borrower in personal Property that now or hereafter secures the payment and performance of any of the Obligations pursuant to any of the Loan Documents or otherwise, including, without limitation, any proceeds and insurance proceeds of the foregoing."

                  1.13. "Compliance Certificate" shall mean the certificate substantially in the form of Exhibit "B" attached hereto and made a part hereof.

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                  1.14. THIS SECTION INTENTIONALLY OMITTED

                  1.15. "Core EBITDA" shall mean Borrowers' consolidated total income and their subsidiaries (excluding, however, any non-cash income/loss attributable to Always-On Software, Inc., and Methoda, Ltd., whether by ownership or otherwise) after interest expense, Collateral Management Fee, Facility Fee, loan extension fee, taxes, depreciation, amortization and any non-cash writedowns of goodwill, all calculated in accordance with Generally Accepted Accounting Principles.

                  1.16. "Corporate/LLC Guarantor" is a collective term which means each and all of the following:

                  (a) TACT (as it relates to TACT's guaranty of the Obligations owed to Lender by IOT, as more fully set forth in Section 2.9);

                  (b) IOT (as it relates to IOT's guaranty of the Obligations owed to Lender by TACT, as more fully set forth in Section 2.9);

                  (c) any other corporation, limited liability company, partnership (whether general or limited) or other entity which hereafter guarantees the payment of all or a portion of the Obligations, it being understood that on the date hereof, there is no other Corporate/LLC Guarantor.

                  1.17. "Corporate/LLC Guaranty" is a collective term which means each and all of the following:

                  (a) TACT's guaranty of the Obligations owed to Lender by IOT, as more fully set forth in Section 2.9;

                  (b) IOT's guaranty of the Obligations owed to Lender by TACT, as more fully set forth in Section 2.9;

                  (c) any other guaranty (other than a Validity/Support Guaranty) of the payment of all or a portion of the Obligations hereafter executed by any Corporate/LLC Guarantor; and

                  (d) all amendments, modifications or supplements of any of the foregoing guaranties made from time to time hereafter.

                  1.18. "Deposit Account" shall have the meaning given to such term in the UCC Uniform Commercial Code in effect from time to time in the State of New York.

                  1.19. "Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default, whether or not Lender has declared an Event of Default to have occurred.

                  1.20. "Eligible Receivables" shall mean and include, only Receivables of each Borrower comprised of time and material invoices that are signed off on by the Account Debtor, the records and accounts of which are located in compliance with Section 7.14 hereof, that are otherwise acceptable to Lender in Lender's discretion, arise out of sales in the ordinary course of business made by either Borrower to a Person which is not an Affiliate of either Borrower nor an employee of either Borrower nor controlled by an Affiliate of either Borrower, which are not in dispute and which do not then violate any warranty with respect to Receivables set forth in Article 11 of this Agreement. No Receivable shall be an Eligible Receivable if it is more than ninety
         (90) days past original invoice date. While Eligible Receivables shall consist only of Receivables of Borrowers comprised of time and material invoices that are signed off on by the Account Debtor, Lender may treat any Receivable as ineligible if:

                  (a) any Receivable arising out of an invoice for software, training, maintenance, bill-in advance, progress billing and fixed price projects, provided, however, that notwithstanding the foregoing, a Receivable arising out of a fixed price project may be considered an Eligible Receivable if all other criteria of eligibility set forth in this Section are met and if, in addition, (1) Lender is given a true and complete final contract for the applicable fixed price project if it is in excess of $200,000 and (2) all invoices have been accepted in writing by the applicable Account Debtor and (3) if any previous invoice under the applicable fixed price project has not been paid, no subsequent invoice will be considered eligible until all previous invoices have been paid; or

                  (b) any warranty contained in this Agreement with respect to Eligible Receivables or any warranty with respect to such Receivable contained in this Agreement has been breached; or

                  (c) the Account Debtor or any Affiliate of the Account Debtor has disputed liability, or made any claim with respect to any other Receivable due from such customer or Account Debtor to either Borrower, with respect to any Receivable which Lender, in its discretion, deems material; or

                  (d) the Account Debtor or any Affiliate of the Account Debtor has filed a case for bankruptcy or reorganization under the Bankruptcy Code, or if any such case under the Bankruptcy Code has been filed against the Account Debtor or any Affiliate of the Account Debtor, or if the Account Debtor or any Affiliate of the Account Debtor has assigned for the benefit of creditors, or if the Account Debtor or any Affiliate of the Account Debtor has failed, suspended business operations, become insolvent, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

                  (e) if the Account Debtor is also a supplier to or creditor of either Borrower or if the Account Debtor has or asserts any right of any offset with respect to any Receivable or asserts any claim or counterclaim against either Borrower with respect to any Receivable or otherwise; or

                  (f) the sale is to an Account Debtor outside the United States or Canada, unless the sale is on letter of credit, acceptance or other terms acceptable to Lender; or

                  (g) fifty percent (50%) or more of the accounts of any Account Debtor and its Affiliates that would otherwise be treated as Eligible Receivables hereunder is ineligible by reason of being more than ninety (90) days past original invoice date, then all the accounts of such Account Debtor and its Affiliates may be deemed ineligible by Lender hereunder; or

                  (h) the total unpaid Receivables of the Account Debtor exceed: (i) twenty percent (20%) of the net amount of all Receivables; or (ii) in the case of Receivables due from Pfizer, Inc., in which case the total unpaid Receivables shall not exceed thirty percent (30%) of the net amount of all such Receivables; or (iii) in the case of Receivables due from BMW, in which case the total unpaid Receivables shall not exceed thirty-five percent (35%) of the net amount of all such Receivables; or (iv) as otherwise agreed from time to time, in any case of (i) or (ii) or (iii), to the extent of such excess; or

                  (i) it relates to a sale of goods or services to the United States of America or any agency or department thereof, unless the applicable Borrower assigns its right to payment of such Receivable to Lender, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claim Act of 1940, as amended; or

                  (j) it relates to intercompany sales, employee sales or any Receivable due from an Affiliate of either Borrower; or

                  (k) it consists of a sale to an Account Debtor on consignment, bill and hold, guaranteed sale, sale or return, sale on approval, payment plan, scheduled installment plan, extended payment terms or any other repurchase or return basis; or

                  (l) the Account Debtor is located in a state in which the applicable Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualifications to transact business in such state or of the filing of any reports with such state, unless the applicable Borrower has qualified as a foreign corporation authorized to do business in such state or has filed all required reports; or

                  (m) the Receivable is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

                  (n) the Receivable arises from a retail sale of goods to a Person who is purchasing such goods primarily for personal, family or household purposes; or

                  (o) if Lender believes, in its reasonable judgment, collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Account Debtor's financial inability to pay.

                  1.21. "Environment" shall mean any water or water vapor, any land surface or subsurface, air, fish, wildlife, biota and all other natural resources.

                  1.22. "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, G30 transportation, processing, handling, production or disposal of "hazardous substances" and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                  1.23. "Equipment" shall have the meaning given that term in the UCC and shall include therein all machinery, equipment, office machinery, furniture, fixtures, conveyors, tools, materials storage and handling equipment, molds, dies, stamps and other equipment of every kind and nature and wherever situated now or hereafter owned by either Borrower or in which either Borrower may have any interest (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing.

                  1.24. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  1.25. "Events of Default" shall have the meaning set forth in
         Article 19 of this Agreement.

                  1.26. "Fiscal Year" shall mean with respect to any Person, a year of 365 or 366 days, as the case may be, ending on the last day of December in any calendar year.

                  1.27. "General Intangibles" shall have the meaning given that term in the UCC and shall include therein all general intangibles, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, good will, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs and software, operational manuals, capitalized finance costs, origination fees, all equipment formulations, manufacturing procedures, quality control procedures and product specifications relating to products sold under patents, trademarks or copyrights owned by either Borrower or in which either Borrower has an interest, the right to sue for all past, present and future infringements of such patents, trademarks and copyrights, all claims under guaranties, security interests or other security held by or granted to either Borrower to secure payment of any of the Receivables by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

                  1.28. "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Borrowers, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with Generally Accepted Accounting Principles.

                  1.29. "Governmental Rules" shall have the meaning given to such term in Section 7.25 of this Agreement.

                  1.30. "Guarantors" is a collective term which means all Individual Guarantors and all Corporate/LLC Guarantors, it being understood that on the date hereof, there are no Individual Guarantors and no Corporate/LLC Guarantors except TACT and IOT.

                  1.31. "Guaranty" is a collective term which means any guaranty (other than a Validity/Support Guaranty) of the payment of all or a portion of the Obligations now or hereafter executed by any Corporate/LLC Guarantor or any Individual Guarantor and all amendments, modifications or supplements of any such guaranty made from time to time hereafter, it being understood that on the date hereof, the only Guaranty has been given by TACT and IOT in Section 2.9 hereof .

                  1.32. "Indebtedness" shall mean and include all obligations for borrowed money of any kind or nature, including funded debt and unfunded liabilities, contingent obligations under letters of credit or guaranties, and all obligations for the acquisition or use of any fixed asset, including capitalized leases, or improvements which are payable over a period longer than one year, regardless of the term thereof or the person or persons to whom the same is payable.

                  1.33. "Individual Guarantor" shall mean any individual who now or hereafter guarantees the payment of all or a portion of the Obligations, it being understood that on the date hereof, there is no Individual Guarantor.

                  1.34. "Individual Guaranty" is a collective term which means any guaranty (other than a Validity/Support Guaranty) of the payment of all or a portion of the Obligations now or hereafter executed by any Individual Guarantor and all amendments, modifications or supplements of any such guaranty made from time to time hereafter, it being understood that on the date hereof, there is no Individual Guaranty.

                  1.35. "Inventory" shall have the meaning given to such term in the UCC.

                  1.36. "Investment Property" shall have the meaning given that term in the UCC.

                  1.37. "LIBOR" shall mean the London Inter-Bank Offered Rate as quoted by CitiBank, N.A. in New York City at 11:00 a.m. (New York time) based upon CitiBank, N.A.'s or an affiliated agency's or branch's quotes to prime banks in the London Inter-Bank Euro-currency Market for Eurodollar deposits.

                  1.38. "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

                  1.39. "Loan Documents" shall mean this Agreement, the Revolving Note, the Subordination Agreements, the Validity/Support Guaranty and all other documents and instruments to be delivered by either Borrower or any Guarantor or any Validity/Support Guarantor under this Agreement or in connection with the Loan or any other indebtedness or obligation of either Borrower to Lender or any Affiliate of Lender, as the same may be amended, modified or supplemented from time to time.

                  1.40. "Loans" shall mean the loans and advances made by Lender hereunder, including all Advances.

                  1.41. "Lockbox" shall mean the account or accounts established by either Borrower pursuant to the lockbox agreement among either Borrower, Lender and a financial institution with which such Borrower maintains a depository account into which the proceeds of all Collateral are to be deposited, it being understood that on the date hereof no Lockbox is required.

                  1.42. "Material Adverse Effect" shall mean any material adverse effect , as determined in Lender's discretion, on (a) the business, assets, operations, prospects or condition, financial or otherwise, of either Borrower or any Guarantor or any Validity/Support Guarantor; (b) the ability of either Borrower or any Guarantor or any Validity/Support Guarantor to pay or perform the obligations in accordance with their terms; (c) the value of the Collateral or the perfection or priority of Lender's liens; (d) the validity or enforceability of this Agreement or any of the Loan Documents; or (e) the practical realization of the benefits, rights and remedies inuring to Lender hereunder or under the Loan Documents.

                  1.43. "Maximum Facility" shall mean FOUR MILLION AND 00/100 US DOLLARS ($4,000,000.00).

                  1.44. "Notice of Borrowing" shall mean a written borrowing request substantially in the form of Exhibit "C" attached hereto.

                  1.45. "Obligations" shall mean and include all loans (including the Loans), advances, debts, liabilities, obligations, covenants and duties owing by either Borrower to Lender or any Affiliate of Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement, the Loan Documents or under any other agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now due or hereafter arising and however acquired, including, without limitation, all interest, charges, expenses, commitment, facility, collateral management or other fees, attorneys' fees and expenses, and any other sum chargeable to either Borrower under this Agreement, the Loan Documents or any other agreement with Lender.

                  1.46. "Other Collateral" shall mean all Collateral other than Receivables.

                  1.47. "Permitted Zielczynski Debt" shall mean scheduled payments due on debt of $153,545.00 (original principal amount) owed by Borrower TACT to Piotr a/k/a/ Peter Zielczynski, payable at the rate of $5,000 per month (plus interest thereon).

                  1.48. "Permitted Seller Debt" shall mean scheduled payments (i.e., $100,000 due on April 1, 2004, and $200,000 due on January 1,
         2005) due on debt arising out of a certain stock purchase agreement dated as of June 28, 2002, among Borrower TACT, International Object Technology, Inc., and Piotr a/k/a Peter Zielczynski, Sanjeev Welling, Ilan Nachmany, William P. Miller, Robert E. Duncan and bCompliant, Inc., and owed by Borrower TACT to said Piotr a/k/a Peter Zielczynski, Sanjeev Welling, Ilan Nachmany, William P. Miller, Robert E. Duncan and bCompliant, Inc.

                  1.49. "Person" shall mean an individual, partnership, limited liability company, limited liability partnership, corporation, joint venture, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  1.50. "Plan" shall mean an employee benefit plan or other plan now or hereafter maintained for employees of either Borrower and covered by Title IV of ERISA.

                  1.51. "Prime Rate" shall mean the greater of (a) the rate published in the "Money Rates" column of The Wall Street Journal from time to time or, in the event that The Wall Street Journal is not available at any time, such rate published in another publication as determined by Lender or (b) LIBOR plus two hundred and fifty (250) basis points per annum.

                  1.52. "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  1.53. "Receivables" shall have the meaning given the term "Accounts" in the UCC and shall include therein all present and future accounts, contract rights, promissory notes, chattel paper (whether tangible or electronic), instruments, documents, letter of credit rights (whether or not the letter of credit is evidenced by a writing) all tax refunds and rights to receive tax refunds, bonds, certificates, rights to payment for the sale or lease of equipment and policies of insurance and insurance proceeds, investment securities, notes, instruments and Deposit Accounts, book accounts, credits and reserves and all forms of obligations whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, and all rights in any merchandise or goods which any of the same may represent, all files and records with respect to any collateral or security given by either Borrower to Lender, together with all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit, whether now owned or hereafter created or acquired by either Borrower or in which either Borrower now has or hereafter acquires any interest.

                  1.54. "Reconciliation Report" shall mean a report in form satisfactory to Lender, reconciling Borrowers' consolidated month-end Receivable agings and Payable agings to Borrowers' consolidated monthly financial statements, and including bank reconciliations.

                  1.55. "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

                  1.56. "Revolving Advances" shall mean the Advances to be made by Lender to either Borrower pursuant to Section 2.1 of this Agreement.

                  1.57. "Revolving Loan" shall mean the Advances to be made on a joint and several basis by Lender to Borrowers pursuant to Article 2 of this Agreement, and all interest thereon and all fees, costs and expenses payable by each Borrower in connection therewith.

                  1.58. "Revolving Note" shall mean Borrowers' promissory note dated on or about even date herewith and given on a joint and several basis by Borrowers to Lender to evidence the Revolving Advances, as the same may be amended, modified or supplemented from time to time.

                  1.59. "Solvent" shall mean when used with respect to any Person, such Person (i) owns property the fair value of which is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) owns property the present fair salable value of which is greater than the amount that will be required to pay the probable liabilities of such Person on its then existing Indebtedness as such become absolute and matured, (iii) is able to pay all of its Indebtedness as such Indebtedness matures, and (iv) has capital sufficient to carry on its then existing business.

                  1.60. "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement dated as of June 28, 2002 pursuant to which Borrower TACT acquired all of the issued and outstanding shares of stock of Borrower IOT.

                  1.61. "Subordination Agreements" is a collective term which means all of the following:

                  (a) that certain instrument (relating to the Permitted Zielczynski Debt) dated as of even date herewith and entitled "Subordination and Pledge Agreement" given to Lender by Piotr a/k/a Peter Zielczynski; and

                  (b) that certain instrument (relating to the Permitted Seller Debt) dated as of even date herewith and entitled "Subordination and Pledge Agreement" given to Lender by Piotr a/k/a Peter Zielczynski, Sanjeev Welling, Ilan Nachmany, William P. Miller, Robert E. Duncan and bCompliant, Inc.; and

                  (c) any other similar instrument now or hereafter given by any Validity/Support Guarantor; and

                  (d) all amendments, modifications or supplements of any such Subordination and Pledge Agreement made from time to time hereafter.

                  1.62. "Termination Date" shall mean the earlier of June 27, 2007 or the date on which Lender terminates this Agreement pursuant to
         Section 18.1 hereof or either Borrower terminates this Agreement pursuant to Section 18.2 hereof.

                  1.63. "This Agreement" shall include all written amendments, modifications and supplements and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

                  1.64. "UCC" shall mean the Uniform Commercial Code in effect from time to time in the State of New York.

                  1.65. "Validity/Support Guarantor" shall mean any individual or entity who now or hereafter executes a Validity/Support Guaranty, it being understood that on the date hereof, the only Validity/Support Guarantor is Shmuel BenTov.

                  1.66. "Validity/Support Guaranty" is a collective term which means all of the following:

                  (a) that certain instrument dated as of even date herewith and entitled "Validity and Support Agreement" given by Shmuel BenTov; and

                  (b) any other similar instrument now or hereafter given by any Validity/Support Guarantor; and

                  (c) all amendments, modifications or supplements of any such Validity and Support Agreement made from time to time hereafter.

                  1.67. "Voting Stock" shall mean securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         2. THE REVOLVING LOAN.

                  2.1. Revolving Advances. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties set forth in this Agreement, for so long as no Default or Event of Default exists, Lender shall lend to Borrowers on their request, a sum equal to the lesser of: (a) FOUR MILLION AND 00/100 ($4,000,000.00) US DOLLARS, and (b) up to seventy five percent (75%) of the net face amount of Borrowers' Eligible Receivables, provided, however, that as it relates to Borrowers' Eligible Receivables arising out of a fixed price project, the aforesaid percentage shall be 50% not 75%.

                  2.2. Overline. Each Borrower acknowledges that Lender has advised Borrowers that Lender does not intend to permit the Borrowers to incur Obligations at any time in an outstanding principal amount exceeding the Maximum Facility; however, it is agreed that should the Obligations of Borrowers to Lender incurred under the Revolving Loan or otherwise exceed that figure or any other limitation herein set forth, including without limitation, the borrowing formulas set forth in
         Section 2.1 above, all such obligations shall (a) constitute Obligations under this Agreement, (b) shall be entitled to the benefit of all security and protection under this Agreement and all Loan Documents and secured by the Collateral and (c) shall be payable immediately upon demand by Lender.

                  2.3. Reserves. The borrowing limits set forth in Section 2.1 above and otherwise herein, shall be subject to such reserves as Lender shall reasonably deem necessary and proper in Lender's reasonable discretion. Reserves may be established by Lender from time to time and in such manner (including reduction of the rate of Revolving Advances) and for such reasons as Lender may determine from time to time in Lender's reasonable discretion. Payments, deposits, guaranties or indemnifications made by Lender under any reimbursement agreement, guaranty or similar instrument made in respect of any such instrument may be treated by Lender as Revolving Advances to Borrowers hereunder.

                  2.4. Manner of Borrowing.

                  (a) Borrowers have requested that, as a convenience to each of them, all requests for Revolving Advances and the extension of any other financial accommodations to either of them under this Agreement shall be made only by Borrower TACT, acting in its capacity as agent for both Borrowers.

                  (b) In furtherance of the foregoing, Borrowers hereby direct, and Lender hereby agrees, that the making of Revolving Advances and the extension of any other financial accommodations extended to either Borrower under this Agreement shall be made by Borrower TACT, acting in its capacity as agent as aforesaid.

                  (c) Borrowers further authorize Borrower TACT, acting in its capacity as agent as aforesaid, to designate any Revolving Advance received hereunder and any other financial accommodation extended hereunder as having been made, issued or extended for the account of the Borrower designated by Borrower TACT.

                  (d) In the absence of any such designation, the request will be deemed to have been made on behalf of Borrower TACT for itself.

                  (e) Notwithstanding Borrower TACT's designation (or lack of a designation) as it relates to any such Revolving Advance or any such other financial accommodation as having been made or extended for the account of a designated Borrower, Lender may in addition to charging a specific loan account of the designated Borrower also charge the joint and several Revolving Loan account of both Borrowers.

                  (f) The authority of Borrower TACT, acting in its capacity as agent as aforesaid, to so request Revolving Advances or other financial accommodations on behalf of, and to bind, Borrowers, shall continue unless and until Lender's actual receipt of written notice from both Borrowers as to the termination of such authority, which notice must be signed by the respective President of each Borrower, and which notice must be binding on both Borrowers and shall be effective only as to Revolving Advances made or financial accommodations extended more than sixty (60) days following Lender's receipt of such notice. Borrowers understand that Lender's receipt of any such written notice constitutes an Event of Default under the Loan Agreement.

                  (g) Notwithstanding the foregoing, it is the intent of this Agreement that each entity named as Borrower shall be considered individually and collectively as a "Borrower" hereunder regardless whether any such entity actually receives the proceeds of the Revolving Loan or any Revolving Advances made thereunder or any financial accommodation provided hereunder and regardless which entity is the source of any Collateral, it being further intended that each entity named as "Borrower" is and shall be jointly and severally liable as a "Borrower" for the payment of all Obligations.

                  (h) Each Revolving Advance shall be requested in writing via facsimile by a Notice of Borrowing executed by an authorized officer of Borrower TACT, not later than 11:00 a.m. Eastern Time on any Banking Day on which a Revolving Loan is requested. Provided that Borrowers shall have satisfied all conditions precedent set forth in this Agreement, including the reaffirmation of the representations and warranties and covenants as required under Section 17.2 hereof, and Borrowers shall have sufficient Collateral to permit a Revolving Advance hereunder in accordance with Section 2.1 hereof, Lender shall make the Advance in the amount requested in writing by Borrower TACT in immediately available funds for credit to any account of Borrowers (other than a payroll account) at a bank in the United States of America as Borrowers may specify (provided, however, that Borrowers shall pay Lender its usual and customary fees for such transfer). Lender shall not be responsible for any failure of any amount so transferred to be credited to any such account, unless such failure is due to Lender's gross negligence or willful misconduct.

                  2.5. Evidence of Borrower's Obligations.

                  (a) Borrowers' joint and several obligation to pay principal of, and interest on, the Revolving Advances made to Borrowers shall be evidenced by the Revolving Note executed by Borrowers on the date hereof and delivered to Lender, as such note may from time to time be extended, modified, refinanced, renewed, substituted, replaced and/or redated with the written consent of Lender.

                  (b) In addition to being evidenced by the Revolving Note, all Revolving Advances made by Lender under the Revolving Loan and all interest due on the Revolving Loan and all other amounts due under the Revolving Loan and this Agreement and all payments made on account of principal and/or interest and/or such other amounts may be entered by Lender on its records. The aggregate unpaid principal and/or interest and/or other amounts entered and shown on Lender's records shall further evidence the principal and/or interest and/or other amounts owing and unpaid on the Revolving Loan and this Agreement.

                  (c) The fact that only one Borrower's Revolving Loan account may be charged on Lender's books in no way alters or lessens the joint and several liability of both Borrowers under this Agreement for the performance and payment of all the Obligations, it being understood (as also set forth in Section 2.9 below) that EACH BORROWER IS JOINTLY AND SEVERALLY AND UNCONDITIONALLY LIABLE AS A GUARANTOR OF THE PAYMENT AND PERFORMANCE OF THE OBLIGATIONS OF THE OTHER BORROWER, SUCH "GUARANTY" LIABILITY BEING ONE OF PAYMENT, AND NOT MERELY ONE OF COLLECTION.

                  (d) Lender may from time to time render a statement of the aforementioned records. If Borrowers fail to object to the statement within thirty (30) days after it is received by Borrowers, it shall be deemed to be an account stated and binding upon Borrowers, absent manifest error. Notwithstanding the foregoing, Lender's failure to enter on such records the date and amount of any Revolving Advance or unpaid interest or other amounts shall not, however, limit or otherwise affect the obligations of Borrowers under this Agreement to repay the principal amount of the Revolving Advances made by Lender to Borrowers under the Revolving Loan, together with all interest accruing and other amounts due thereon.

                  2.6. Payments. All payments with respect to the Obligations shall either be charged by Lender to Borrowers' account, charged as an advance or made by Borrowers to Lender in U.S. currency and without any defense, offset or counterclaim of any kind, at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580, or to such other address as Lender shall specify, by 12:00 noon New York, New York time on the date when due. Whenever any payment to be made shall otherwise be due on a day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall be included in computing interest in connection with any such payment. Lender may make an Advance to reimburse itself for any payments on the Obligations (including fees and expenses payable by Borrowers) which are not paid when due, without prior notice or demand to Borrowers, but which Lender agrees shall be reflected in the monthly statements set forth in
         Section 9 of this Agreement. Prior to the occurrence of an Event of Default, Lender shall give written notice to Borrowers of any legal, auditing, or accounting fees or expenses incurred by Lender (other than such fees and expenses which are attributable to periods prior to the closing hereof or which are attributable to the closing hereof, all of which fees and expenses are due and payable at the time of closing), whereupon Borrowers shall have thirty (30) days to make satisfactory payment of such fees and expenses. If Borrowers fail to pay such fees and expenses in full within such thirty (30) day period, then Lender may, without further notice or demand, make an Advance to reimburse itself for such fees and expenses; provided, however, that, Borrowers' right to review, object to and dispute such fees and expenses shall not be effected thereby; provided, further, however, that Borrowers' right to review, object and dispute such fees and expenses shall be exercised in accordance with Section 9 of this Agreement.

                  2.7. Collections/Balance/Statements/etc.

                  (a) Collection and Remittance.

                  Each Borrower covenants and agrees to open the Blocked Account over which Lender shall have the sole power of withdrawal. All proceeds of Receivables whether cash, checks, drafts, notes, acceptances or other forms of payment, if received by either Borrower, shall be received by each Borrower in trust for Lender, and each Borrower agrees to deliver or cause to be delivered, such payments forthwith, in the identical form in which received, to Lender or to the Blocked Account, as Lender shall require from time to time. Collected funds in the Blocked Account shall be swept daily and the proceeds deposited to an account of Lender or Borrowers as Lender shall elect.

                  (b) Determination of Balance of Revolving Loans.

                  In determining the outstanding balance of the Revolving Loans,
         (i) funds transferred from the Blocked Account to the Lender's account at Fleet Bank, Account Name: Keltic Financial Partners, LP; Account No. 9428395438, ABA #011900571 (or such other account as Lender may direct from time to time), before 2 p.m. Eastern Time of a Business Day will be credited on the second (2nd) Banking Day after such Banking Day, and thereafter on the following Banking Day, as follows: (a) first, to the outstanding principal balance of the Revolving Loan, and (b) second, to all other Obligations in such order as Lender shall elect; (ii) any other form of funds received by Lender will be credited on the Banking Day when Lender has received notification that such funds are collected and available to Lender if before 2 p.m. (Eastern Time), and thereafter on the following Banking Day; (iii) all credits shall be conditional upon final payment to Lender in cash or solvent credits of the items giving rise to them and, if any item is not so paid, the amount of any credit given for it shall be charged to the balance of the Revolving Loans whether or not the item is returned; and (iv) for the purpose of computing interest on the Revolving Loans and other Obligations, interest shall continue to accrue on the amount of any payment credited to either Borrower's Revolving Loan balance by Lender for a period of two (2) calendar days after the date so credited. Subject to Lender's rights, as set forth in Section 16, as soon as available payment is received by Lender with respect to all credits, if there are no outstanding Obligations hereunder, then Lender in accordance with and subject to applicable law, will transfer upon Borrowers' written request the funds on deposit in the Blocked Account to Borrowers' operating account.

                  2.8. Payment on Termination Date. Notwithstanding anything herein to the contrary, the entire outstanding principal balance of the Loans, plus all accrued and unpaid interest thereon and all fees and other amounts payable under this Agreement and the Loan Documents, shall be due and payable, in full, on the Termination Date.

                  2.9. Borrowers' Absolute Guaranty Obligations.

                  (a) Guaranty of Payment. As it relates to each Borrower's Obligations owed to Lender, the other Borrower hereby absolutely, unconditionally and irrevocably guarantees to Lender as a primary obligor and not as a mere surety the punctual payment and performance of all those Obligations.

                  (b) Obligations Unconditional. The aforesaid guaranty obligations shall remain in full force and effect until all Obligations and all sums due hereunder are paid in full, irrespective of any interruptions in the business relationships of either Borrower with the Lender. Each Borrower's guaranty hereunder shall not be affected, modified or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of either
         Borrower:

                           (i) the invalidity, irregularity, illegality or unenforceability of, or any defect in any Loan Document or any Collateral;.

                           (ii) any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect any Loan Document or any other obligation of either Borrower or any other Guarantor of the Obligations or any other terms of payment;

                           (iii) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of either Borrower under any Loan Document or of any other Guarantor of the Obligations or any part thereof, or of any other party who has given collateral as security for the payment of the Obligations or any part thereof;

                           (iv) the failure to give notice to either Borrower of the occurrence of an event of default under any Loan Document;

                           (v) the loss, impairment by Lender, release (whether with or without consideration), sale, exchange, surrender or other change in any Collateral;

                           (vi) the extension of the time for payment of any principal of or interest on the Obligations or of the time for performance of any other obligations, covenants or agreements under or arising out of any Loan Document or the extension or the renewal of any thereof;

                           (vii) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in any Loan Document;

                           (viii) the performance of, or the omission to perform, any of the actions referred to in any Loan Document;

                           (ix) any failure, omission or delay on the part of the Lender to enforce, assert or exercise any right, power or remedy conferred on the Lender in any Loan Document;

                           (x) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting either of the Borrowers or any assets of either of them, or any allegation or contest of the validity of any Loan Document;

                           (xi) the default or failure of either Borrower to fully perform any obligations set forth herein;

                           (xii) any event or action that would, in the absence of this paragraph, result in the release or discharge of either Borrower from the performance or observance of any guaranty obligation, covenant or agreement contained herein (other than payment in full of the Obligations or a written release provided by Lender to the applicable Borrower); or

                           (xiii)   any other circumstances which might
                                    otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

                  (c) Waiver by the Borrowers (as Guarantors). Each Borrower (in its capacity as a Guarantor) hereby waives:

                           (i)      notice of Lender's acceptance of this
                                    guaranty;

                           (ii) diligence, presentment and demand for payment of any of the Obligations;

                           (iii) protest and notice of protest, dishonor or default with respect to any sums due under any of the Obligations;

                           (iv) any and all notices to which either Borrower (in its capacity as a Guarantor) might otherwise be entitled;

                           (v)      any demand for payment under this guaranty;

                           (vi) any and all defenses to payment including, without limitations any defenses and counterclaims of either of the Borrowers or any other Guarantor of the Obligations based upon fraud, negligence or the failure of any condition precedent or claims of offset or defenses involving the invalidity, irregularity or unenforceability of all or any part of the liabilities herein guaranteed or any defense otherwise available to either of the Borrowers or any other Guarantor of the Obligations.

                  (d) Delay of Subrogation. Until such time as the Obligations are paid in full and the Lender has received all other sums due under the terms of the Loan Documents, any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which either Borrower may now or hereafter have against the other Borrower or any other person directly or contingently liable for the Obligations guaranteed hereunder, or against or with respect to the property of either Borrower (including, without limitation, property collateralizing the Obligations), arising from the existence or performance of this guaranty and whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

                  (e) Nature of Guaranty. This guaranty is a guaranty of payment and not of collection and each Borrower hereby waives the right to require that any action be brought first against the other Borrower or any other person directly or contingently liable for the Obligations guaranteed hereunder, or to require that resort be made to any security or to any balance of any deposit account or credit on the books of the Lender in favor of either of the Borrowers or of any other person directly or contingently liable for the Obligations guaranteed hereunder.

                  (f) Continuation of Guaranty. Each Borrower further agrees that its guaranty obligations hereunder shall continue to be effective or reinstated, as the case may be, if at any time payment or any part thereof of any sums due under any of the Obligations is rescinded or must otherwise be restored by the Lender upon the bankruptcy or reorganization of either of the Borrowers, or any other person directly or contingently liable for the Obligations guaranteed hereunder, or otherwise.

                  (g) Subordination of Debt. Each Borrower hereby subordinates to the prior payment of the Obligations any and all indebtedness now or hereafter owed to it by the other Borrower. Each Borrower also agrees with Lender that, from and after the date whereon Lender notifies such Borrower that an Event of Default has occurred hereunder and is continuing, such Borrower shall not demand or accept any payment from the other Borrower of any such indebtedness, shall not claim any offset or other reduction of the guarantying Borrower's liabilities hereunder because of any such indebtedness and shall not take any action to obtain any interest in any of the Collateral; provided, however, that, if Lender so requests, such indebtedness shall be collected, enforced and received by the guarantying Borrower as trustee for Lender and paid over to Lender on account of the Obligations, but without reducing or affecting in any manner the guaranty liability of the guarantying Borrower under the other provisions of this guaranty except to the extent the Obligations shall have been reduced by such payment.

         3. LENDER'S COMPENSATION.

                  3.1. Interest on Revolving Advances; Costs and Expenses. Borrowers shall pay interest monthly, in arrears, on the first day of each month, commencing April 1, 2004, on the average daily unpaid principal amount of the Revolving Advances made to either Borrower at a fluctuating rate which is equal to the Prime Rate plus two percent (2.0%) per annum; provided, however, that so long as there is no Event of Default hereunder and Borrowers have had four (4) consecutive fiscal quarters of positive net income as determined in accordance with Generally Accepted Accounting Principles, then the average daily unpaid principal amount of the Revolving Advances made to either Borrower at a fluctuating rate which is equal to the Prime Rate plus one and three-quarters of one percent (1.75%). Notwithstanding the foregoing, on and after the occurrence of an Event of Default hereunder, Borrowers shall pay interest on all Revolving Advances at a rate which is three percent (3%) per annum above the interest rate which would otherwise be in effect under this Agreement with respect to the Revolving Advances; provided, however, in no event shall any interest to be paid hereunder or under any Loan Document exceed the maximum rate permitted by law.

                  3.2. Commitment and Closing Fee. Borrowers shall pay to Lender a $40,000 closing and extension fee.

                  3.3. Facility Fee. Borrowers shall pay to Lender monthly, in arrears, on the first day of each month a facility fee in an amount equal to one percent (1.0%) per annum of the Maximum Facility.

                  3.4. Collateral Management Fee. Borrowers shall pay to Lender monthly, in arrears, on the first day of each month, a collateral management fee in an amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00). Notwithstanding the foregoing, on and after the occurrence of an Event of Default hereunder, the collateral management fee shall be increased by $1,000.00 per month over the otherwise applicable collateral management fee.

                  3.5. Field Examination Fees. Borrowers shall promptly reimburse Lender for all costs and expenses associated with periodic field examinations performed by Lender and its agents, as deemed reasonably necessary by Lender; provided, however, Lender agrees that so long as an Event of Default has not occurred and is not continuing, Borrowers shall not be required to reimburse Lender for the costs and expenses associated with more than four (4) such field examinations per calendar year. Lender shall use its best efforts to complete the on site portion such field examinations within two (2) man days per field examination.

                  3.6. Prepayment Premium. If Borrowers prepay all or substantially all of the principal of the Revolving Loans prior to the Termination Date other than from funds internally generated in the ordinary course of business, including, without limitation, by raising additional capital or any normal course payment on the Loans that do not have the effect of a permanent reduction in the Loans, Borrowers shall pay to Lender at the time of such prepayment, a prepayment premium in an amount equal to four percent (4.0%) of the Maximum Facility if the prepayment is made on or before June 27, 2005, three percent (3.0%) of the Maximum Facility if the prepayment is made after June 27, 2005 but on or prior to June 27, 2006, and one percent (1.0%) of the Maximum Facility if the prepayment is made after June 27, 2006, except that no prepayment premium shall be required in connection with any termination of this Agreement by Lender so long as there is no Event of Default hereunder.

                  3.7. Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year consisting of three hundred sixty (360) days for the number of days actually elapsed.

                  3.8. Payment of Interest and Fees. Interest and fees shall be payable immediately when due, and shall be paid by Lender's making an Advance in the amount of the interest and/or fee due against the Revolving Loan, but any failure or delay by Lender in submitting any invoice for such interest or fee or in the making of an advance against the Revolving Loan shall not discharge or relieve Borrower of its obligation to make such interest or fee payment.

         4. APPLICATION OF PROCEEDS. The proceeds of the Revolving Advances shall be used solely by Borrowers for working capital needed in the normal operation of Borrowers' business.

         5. SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance of all of each Borrower's Obligations to Lender, each Borrower transfers and assigns to Lender and grants to Lender a first priority Lien on and first security interest in all of the following property and interests in property of each such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (a) All Receivables, whether now owned or existing or hereafter created, acquired or arising and wheresoever located;

                  (b) all Inventory, whether now owned or existing or hereafter created, acquired or arising and wheresoever located;

                  (c) all Equipment, whether now owned or existing or hereafter created, acquired or arising and wheresoever located;

                  (d) all General Intangibles, whether now owned or existing or hereafter created, acquired or arising and wheresoever located;

                  (e) all Investment Property, whether now owned or existing or hereafter created, acquired or arising and wheresoever located;

                  (f) all Deposit Accounts, whether now owned or existing or hereafter created, acquired or arising and wheresoever located;

                  (g) Letter-of-Credit Rights, whether now owned or existing or hereafter created, acquired or arising and wheresoever located;

                  (h) all monies or other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or any affiliate of Lender or any representative, agent or correspondent of Lender, whether now owned or existing or hereafter created, acquired or arising and wheresoever located;

                  (i) all other Business Assets of Debtor, whether now owned or existing or hereafter created, acquired or arising and wheresoever located;

                  (j) all accessions to, substitutions for and all replacements, products and cash and noncash proceeds of (a), (b), (c), (d), (e) (f),(g) and (h) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any or all of the Collateral; and

                  (k) all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of each Borrower pertaining to any of (a), (b), (c),
                           (d), (e), (f) (g), (h), (i) or (j) above.

                  (l) "Collateral" shall not include any ownership interest of Borrower TACT in T3 Media, Inc., Always-On Software, Inc. or Methoda, Ltd.

         6. RECOURSE TO SECURITY. Borrowers specifically understand and agree that Lender's recourse against and/or to any security or Collateral shall not be required as a prior condition to Lender's exercise of any of its rights and remedies hereunder.

         7. INDUCING REPRESENTATIONS. In order to induce Lender to make the Loans, each Borrower makes the following representations and warranties to
Lender:

                  7.1. Organization and Qualifications.

                           (a) TACT is a corporation duly organized and existing
                  under the laws of the State of New York.

                           (b) IOT is a corporation duly organized and existing
                  under the laws of the State of New Jersey.

                           (c) Each Borrower is qualified to do business in
                  every jurisdiction where the nature of its business requires it to be so qualified and where failure to so qualify might have a Material Adverse Effect.

                  7.2. Corporate Name and Address.

                           (a) During the preceding five (5) years, neither
                  Borrower has been known as or used any corporate, fictitious or trade names, except as set forth on Schedule 7.2 attached hereto.

                           (b) Each Borrower's executive office is at the
                  addresses set forth above.

                  7.3. Corporate Structure. Neither Borrower has any subsidiaries or Affiliates, except as set forth on Schedule 7.3 attached hereto.

                  7.4. Legally Enforceable Agreement. The execution, delivery and performance of this Agreement, and each and all of the other Loan Documents and all and any other instruments and documents to be delivered by each Borrower or its Affiliates hereunder and the creation of all Liens and security interests provided for herein are within each Borrower's corporate power, have been duly authorized by all necessary or proper corporate action (including the consent of shareholders where required), are not in contravention of any agreement or indenture to which either Borrower is a party or by which it is bound, or of the Certificate of Incorporation or By-Laws of either Borrower, and are not, to the best of each Borrower's knowledge, in contravention of any provision of law and the same do not, to the best of each Borrower's knowledge, require the consent or approval of any governmental body, agency, authority or any other person which has not been obtained and a copy thereof furnished to Lender. The execution, delivery and performance of the Guaranty to be delivered by the Guarantor is not, to the best of each Borrower's knowledge, in contravention of any provision of law and the same does not require the consent or approval of any governmental body, agency, authority or any other person which has not been obtained and a copy thereof furnished to the Lender.

                  7.5. Solvent Financial Condition. Borrowers and Guarantor are each Solvent, as defined in Section 1.59 hereof.

                  7.6. Financial Statements.

                           (a) Borrower TACT's filed SEC Form 10-K dated as of
                  December 31, 2002, a copy of which has been delivered to Lender, fairly presents Borrower TACT's financial condition and results of operations as relevant and as of such date and there have been no material adverse changes since such date.

                           (b) Neither Borrower has any material contingent
                  liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or unanticipated losses from any unfavorable commitments which were not disclosed to Lender in such Form 10-K.

                  7.7. Joint Ventures. Neither Borrower is engaged in any joint venture or partnership with any other Person.

                  7.8. Real Estate. Attached hereto as Schedule 7.8 is a list showing, to the best of each Borrower's knowledge, all real property owned or leased by each such Borrower.

                  7.9. Patents, Trademarks, Copyrights and Licenses. To the best of each Borrower's knowledge, each Borrower owns or has a valid license to use all the patents, trademarks, service marks, trade names, copyrights and licenses, if any, which are currently used by it in and are reasonably necessary for the present and planned future conduct of its business without conflict with the rights of others. To the best of each Borrower's knowledge, all such licenses and other similar rights (exclusive of licenses relating to normal office business software (e.g. licenses for computer programs such as Word and Excel) that are used by either Borrower in its normal operations) with a value to such Borrower in excess of $200,000.00 are listed on Schedule 7.9 attached hereto and made a part hereof, if any. Notwithstanding the foregoing, neither Borrower is aware of other users of the term "TACT" and combinations including "A Consulting", which users may be able to restrict Borrower TACT's ability to establish or protect Borrower TACT's right to use these terms. Borrower TACT has in the past been contacted by other users of the term "TACT" alleging rights to the term. Borrower TACT has completed filings with the U.S. Patent and Trademark Office in order to protect certain marks, including "TACT" and "The A Consulting Team".

                  7.10. Existing Business Relationship. There exists no actual or, to the best of either Borrower's knowledge, threatened termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship of either Borrower with any customer or group of customers whose purchases individually or in the aggregate are material to the operations of either Borrower, or with any supplier.

                  7.11. Investment Company Act: Federal Reserve Board Regulations. Neither Borrower is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss.80(a)(1), et seq.). The makings of the Revolving Loans hereunder by Lender, the application of the proceeds and repayment thereof by Borrowers and the performance of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. Neither Borrower owns any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System and the proceeds of the borrowings made pursuant to this Agreement will be used only for the purposes contemplated hereunder. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin security or for any other purpose which might constitute any of the loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulations T or X of the Federal Reserve Board. Neither Borrower will take, or permit any agent acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

                  7.12. Tax Returns. Borrowers and the Guarantors have filed or timely extended the filing date of all tax returns (Federal, state or local) required to be filed and paid all taxes shown thereon to be due including interest and penalties or has provided adequate reserves therefor. To the best of each Borrower's knowledge, no assessments have been made against either Borrower or the Guarantors by any taxing authority nor has any penalty or deficiency been made by any such authority. To the best of each Borrower's knowledge, no Federal income tax return of either one of the Borrowers or any Guarantor is presently being examined by the Internal Revenue Service nor are the results of any prior examination by the Internal Revenue Service or any State or local tax authority being contested by Borrower.

                  7.13. Litigation. Except as disclosed in Schedule 7.13, no action or proceeding, is now pending or, to the best of each Borrower's knowledge, is threatened against either Borrower or any Guarantor at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of the Federal or state government or of any municipal government or any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, and neither one of the Borrowers nor any Guarantor has accepted liability for any such action or proceeding. Neither Borrower has received notice of and, to the best of each Borrower's knowledge, there is no proceeding pending before any governmental agency (Federal, state or local) and, to the best of Borrower's knowledge, no investigation has been commenced before any such government agency the effect of which, if adversely decided, would affect or impair Borrower's business or financial condition.

                  7.14. Receivables Locations. Annexed hereto as Schedule 7.14 is a list showing all places at which each Borrower maintains, or will maintain, records relating to Receivables.

                  7.15. Inventory Locations. Annexed hereto as Schedule 7.15 is a list showing all places where each Borrower maintains, or will maintain, Inventory with, in the aggregate, book value in excess of $50,000.00. Such list indicates whether the premises are owned or leased by such Borrower or whether the premises are the premises of a warehouseman or other third party, and if owned by a third party, the name and address of such third party.

                  7.16. Equipment List and Locations. Annexed hereto as Schedule
         7.16 is a computer printout from Borrowers' books and records showing substantially all of each Borrower's Equipment (except for items of Equipment which in the aggregate do not have material value), and describing the places where the same is located. All Equipment is free and clear of all Liens and security interests voluntary created by either Borrower in favor of any Person other than Lender, except as set forth on Schedule 7.16, and to the best of each Borrower's knowledge, there are no other Liens or security interests encumbering any Equipment.

                  7.17. Title Liens. Each Borrower has good and marketable title to the Receivables and, to the best of each Borrower's knowledge, the Other Collateral, as sole owner thereof. There are no existing Liens voluntarily created by either Borrower on any property of either Borrower, except for Liens in favor of Lender and Liens described in
         Schedule 7.17 and, to the best of each Borrower's knowledge, there are no other Liens on any property of either Borrower. Except as set forth on Schedule 7.17, none of the Receivables and, to the best of each Borrower's knowledge, none of the Other Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent in connection therewith.

                  7.18. Existing Indebtedness. Neither Borrower has existing Indebtedness except the Indebtedness described in Schedule 7.18.

                  7.19. ERISA Matters. Neither Borrower has any so-called "defined benefit" Plan and, with respect to either Borrower's so-called "defined contribution" Plan, neither Borrower has made any contributions thereunder, neither is obligated to make any contributions and neither has any outstanding obligations thereunder pursuant to the terms thereof. To the best of each Borrower's knowledge, neither Borrower has engaged in any transaction which would subject either Borrower to tax, penalty or liability for prohibited transactions imposed by ERISA or the Code.

                  7.20. O.S.H.A. To the best of each Borrower's knowledge, each Borrower has duly complied with, and its facilities, business, leaseholds, equipment and other property are in compliance in all respects with, the provisions of the federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local Governmental Rules. To the best of each Borrower's knowledge, there are no outstanding citations, notices or orders of non-compliance issued to either Borrower or relating to its facilities, business, leaseholds, equipment or other property under any such Governmental Rules.

                  7.21. Environmental Matters. Except as disclosed in Schedule 7.21:

                  (a) To the best of each Borrower's knowledge, no property owned or used by either Borrower is or has been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes". The following are all of the Standard Industrial Classification Codes applicable to the properties and operations of both Borrowers: 541519; (b) to the best of each Borrower's knowledge, each Borrower is in compliance with all applicable Environmental Laws;
         (c) to the best of each Borrower's knowledge, there has been no contamination or release of hazardous substances at, upon, under or within any property owned or leased by either Borrower, and there has been no contamination (as defined in any applicable Environmental Law) or release of hazardous substances (as defined in any applicable Environmental Law) on any other property that has migrated or threatens to migrate to any property owned or leased by either Borrower; (d) to the best of each Borrower's knowledge, there are not now and never have been above-ground or underground storage tanks at any property owned or leased by either Borrower; (e) to the best of each Borrower's knowledge there are no transformers, capacitors or other items of Equipment containing polychlorinated biphenyls at levels in excess of 49 parts per million, violative of any applicable Environmental Law, at any property owned or leased by either Borrower; (f) to the best of each Borrower's knowledge, no hazardous substances are present at any property owned or leased by either Borrower, nor will any hazardous substances be present upon any such property or in the operation thereof by either Borrower, in proper storage containers; (g) to the best of each Borrower's knowledge, all permits and authorizations required under Environmental Laws for all operations of each Borrower have been duly issued and are in full force and effect, including but not limited to those for air emissions, water discharges and treatment, storage tanks and the generation, treatment, storage and disposal of hazardous substances; (h) to the best of each Borrower's knowledge, there are no past, pending or threatened environmental claims against either Borrower or any Property owned or leased by either Borrower; to the best of each Borrower's knowledge, and there is no condition or occurrence on any Property owned or leased by either Borrower that could be anticipated (1) to form the basis of an environmental claim against either Borrower or its properties or (2) to cause any property owned or leased by either Borrower to be subject to any restrictions on its ownership, occupancy or transferability under any Environmental Law; (i) the representations and warranties set forth in this Section shall survive repayment of the Obligations and the termination of this Agreement and the Loan Documents.

                  7.22. Labor Disputes. There are no pending or, to the best of each Borrower's knowledge, threatened labor disputes which could have a Material Adverse Effect.

                  7.23. Intellectual Property. To the best of each Borrower's knowledge, each Borrower owns or has a valid license to use all necessary patents, trademarks, service marks, copyrights and other intellectual property, if any, which are currently used by it in and are reasonably necessary or useful in the operation of its business, in each case free of any claims or infringements. Notwithstanding the foregoing, Borrowers are aware of other users of the term "TACT" and combinations including "A Consulting", which users may be able to restrict Borrower TACT's ability to establish or protect Borrower TACT's right to use these terms. Borrower TACT has in the past been contacted by other users of the term "TACT" alleging rights to the term. Borrower TACT has completed filings with the U.S. Patent and Trademark Office in order to protect certain marks, including "TACT" and "The A Consulting Team".

                  7.24. Location of Bank and Securities Accounts. Schedule 7.24 hereto sets forth a complete and accurate list of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by Borrowers, together with a description thereof.

                  7.25. Compliance With Laws. Each Borrower is in compliance with all federal, state and local governmental rules, ordinances and regulations ("Governmental Rules") applicable to its ownership or use of properties or the conduct of its business, except for violations or failures to comply, if any, which would not reasonably be expected to have a Material Adverse Effect. Neither Borrower has received any notice of violation of any of the foregoing.

                  7.26. No Other Violations. Neither Borrower is in violation of any term of its Certificate of Incorporation or By-laws and, to the best of each Borrower's knowledge, no event or condition has occurred and is continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (a) a breach of, or a default under, any agreement, undertaking or instrument to which either Borrower is a party or by which it or any of its property may be affected, or (b) the imposition of any Lien on any property of either Borrower. To the best of each Borrower's knowledge, no Guarantor is in breach or default under any agreement, undertaking or instrument to which the Guarantor is a party or by which he/it or his/its property may be affected, nor does any condition exist which would constitute such a breach or default or result in the imposition of any Lien on any Property of any Guarantor.

                  7.27. Survival of Representations and Warranties. Each Borrower covenants, warrants and represents to Lender that all representations and warranties of each Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of each Borrower's execution of this Agreement and the other Loan Documents, and Lender's right to bring an action for breach of any such representation or warranty or to exercise any remedy hereunder based upon the breach of such representation or warranty shall survive the execution, delivery and acceptance hereof by Lender and the closing of the transactions described herein or related hereto until the Obligations are finally and irrevocably paid in full. Lender acknowledges and agrees that neither Borrower is making any representation or warranty to Lender with respect to those matters set forth on Schedule 7.27 hereto; provided, however, that each Borrower represents and warrants that it knows of no fact or circumstance, and it has not failed to disclose to Lender any fact or circumstance known to it, that would make any such matters false or materially misleading.

         8. FINANCIAL STATEMENTS AND INFORMATION; CERTAIN NOTICES TO LENDER. So long as either Borrower shall have any Obligations to Lender under this Agreement, each Borrower shall deliver to Lender, or shall cause to be delivered to Lender:

                  8.1. Borrowing Base Certificate. Weekly (on or before Wednesday of each week as of the preceding week end), and monthly (within two (2) days after the end of each month) and contemporaneously with each request for an Advance, a satisfactorily completed and executed Borrowing Base Certificate.

                  8.2. Monthly Reports. Within twenty (20) days after the end of each month, an accounts receivable aging and accounts payable aging and Borrowers' consolidated Reconciliation Report for such month, all in form satisfactory to Lender, prepared by Borrowers and if Lender so requests, customer statements, sales journals, cash receipts journals and detailed sales credit reports.

                  8.3. Annual Financial Statements. Within ninety (90) days after the close of each Fiscal Year, (a) a copy of the annual consolidating and consolidated financial statements of Borrowers consisting of balance sheets, statements of operations and retained earnings and statements of cash flow audited by independent certified public accountants and certified by such accountants, and accompanied by such accountants' certification that, in the normal course of their review, such accountants have become aware of no presently existing state of facts constituting a Default or an Event of Default under this Agreement, (b) a copy of the annual consolidating financial statements of Borrowers in the same format as the annual consolidated financial statements except that such consolidating statements shall be prepared by management of Borrowers in accordance with Generally Accepted Accounting Principles and certified by the chief financial officer of Borrowers, and (c) the Compliance Certificate. In addition, Borrowers shall deliver, or cause to be delivered, to Lender, if and when issued, any management letters prepared by Borrowers' independent certified public accountants; provided that the consolidating financial statements will not contain footnotes.

                  8.4. Financial Statements. Within (a) forty-five (45) days after the end of each first, second and third quarter, and (b) ninety
         (90) days after the end of each fourth quarter of each Fiscal Year, consolidating and consolidated financial statements of Borrowers consisting of balance sheets, statements of operations and retained earnings and statements of cash flow, prepared by management of Borrowers in accordance with Generally Accepted Accounting Principles and certified by the chief financial officer of Borrowers, together with the Compliance Certificate; provided that the consolidating financial statements will not contain footnotes.

                  8.5. Tax Returns. A copy of each Borrower's federal income tax return, as and when filed with the Internal Revenue Service.

                  8.6. Projections. Within thirty (30) days prior to the end of each of Borrowers' fiscal years, financial projections for Borrowers in form satisfactory to Lender covering not less than a one (1) year period, commencing with the succeeding fiscal year. If such projections are for a one (1) year period, then such projections shall be prepared on a monthly basis. If such projections are for more than a one (1) year period, then such projections shall be prepared on a monthly basis with respect to first year thereof and on a quarterly basis thereafter.

                  8.7. Customer Lists. Semiannually, a list of all of Borrowers' customers and vendors, including the addresses, telephone and facsimile numbers which lists shall be delivered within thirty (30) days after each second fiscal quarter and within thirty (30) days after the each fiscal year end.

                  8.8. Insurance. Annually, within thirty (30) days of the renewal date of such insurance policy, evidence of insurance in form and content satisfactory to Lender and otherwise in compliance with
         Section 14.6 hereof, together with the original insurance policy.

                  8.9. Notice of Event of Default and Adverse Business Developments. Immediately after becoming aware of the existence of a Default or any Event of Default under this Agreement or after becoming aware of any developments or other information which is likely to (i) materially adversely affect either Borrower's business, prospects, profits or condition (financial or otherwise) or its ability to perform this Agreement, or (ii) adversely affect the properties of either Borrower, including, without limitation, the following:

                           (a) any substantial dispute that may arise between
                  either Borrower and any governmental regulatory body or law enforcement authority, including any action relating to any tax liability of either Borrower;

                           (b) all litigation against either Borrower where the
                  amount claimed in any one suit or action is $250,000 or more and all litigation where the amount claimed in the aggregate is $500,000 or more except when the same is fully covered by insurance and the insurer accepts liability therefor;

                           (c) any labor controversy resulting in or threatening
                  to result in a strike or work stoppage against either
                  Borrower;

                           (d) any proposal by any public authority to acquire
                  the assets or business of either Borrower;

                           (e) the location of any Collateral other than at
                  either Borrower's place of business or as permitted under this Agreement;

                           (f) any proposed or actual change of either
                  Borrower's name, identity or corporate structure; and

                           (g) any other matter which has resulted or may result
                  in a Material Adverse Effect.

         In each case, the applicable Borrower will provide Lender with telephonic or telegraphic notice specifying and describing the nature of such Default, Event of Default or development or information, and such anticipated effect, which telephonic or telegraphic notice shall be promptly confirmed in writing within three (3) Banking Days; and

                  8.10. Other Information. Such other information respecting the financial condition of either Borrower or any property of either Borrower in which Lender may have a Lien as Lender may, from time to time, reasonably request. Each Borrower authorizes Lender to communicate directly with each Borrower's independent certified public accountants and authorizes those accountants to disclose to Lender any and all financial statements and other information of any kind that they may have with respect to either Borrower and its business and financial and other affairs. Each Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section. Lender shall treat all non-public documents and information marked "Confidential" ("Confidential Information") so obtained or provided by each Borrower or its agents, representatives or certified public accountants as confidential and will hold and will cause its respective employees, agents and representatives to hold in confidence all such Confidential Information concerning either Borrower, its Affiliates, Always-On Software, Inc., Methoda, Ltd., and T3 Media except: (i) when Lender is required to disclose pursuant to Governmental Rules, (ii) when Lender is compelled to disclose by judicial or administrative process, (iii) when deemed necessary by Lender in its discretion to enforce this Agreement or any of the other Loan Documents, and (iv) in connection with the sale of participations in or the assignment of all or any part of Lender's interest in the Loans. Lender will not release or disclose such Confidential Information to any other person, except its auditors, attorneys, financial advisors and other consultants, advisors, agents and representatives. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and, if requested by or on behalf of either Borrower, Lender will, and will use all reasonable efforts to cause its auditors, attorneys, financial advisors and other consultants, agents and representatives to, return to the applicable Borrower or destroy, at Borrowers' cost and expense, all copies of all such Confidential Information.

         9. ACCOUNTING. Lender shall account monthly to Borrowers. Each and every account shall be deemed final, binding and conclusive upon Borrowers in all respects, as to all matters reflected therein, unless Borrowers, within thirty (30) days after the date the account was rendered, delivers to Lender written notice of any objections which they may have to any such account and in that event only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. If either Borrower disputes the correctness of any statement, such Borrower's notice shall specify in detail the particulars of its basis for contending that such statement is incorrect.

         10. RESTATEMENT AND REPLACEMENT OF 2002 LOAN AGREEMENT.

                  10.1. This Agreement, the Revolving Note and the other Loan Documents are intended to restate and amend the obligations of Borrowers under that certain June 27, 2001 Loan and Security Agreement (as amended) and any "Loan Documents" defined therein (collectively the "2001 Loan Documents").

                  10.2. This Agreement, the Revolving Note and the other Loan Documents are intended to substitute for and replace in their entirety the 2001 Loan Documents.

                  10.3. Borrowers agree that the principal amount of $-0- is due on the 2001 Loan Documents as of the opening of business on the date hereof (all interest being current as of March 1, 2004).

                  10.4. The foregoing principal amount outstanding under the 2001 Loan Documents on the date hereof shall be and hereby are restated and recast, without more, as a Revolving Advance under the Revolving Loan.

                  10.5. Borrowers acknowledge and agree that Borrowers' obligations under the 2001 Loan Documents are not subject to any defenses, recoupments, set-offs or counterclaims of any kind whatsoever. To the extent that any such defense, recoupment, set-off or counterclaim exists, it is hereby expressly waived by Borrowers.

                  10.6. Borrowers also agree that there exist no claims or charges against any actions or inactions of Lender in extending any financial accommodations under the 2001 Loan Documents or in making disbursements under thereunder or in otherwise administering the 2001 Loan Documents or any of the other documents referred to therein.

         11. WARRANTIES WITH RESPECT TO RECEIVABLES. Each Borrower represents and warrants to Lender that each Receivable created by it (i) will be free and clear of liens and encumbrances in favor of any Person other than Lender, except as otherwise permitted hereunder, (ii) will cover a bona fide sale and delivery of merchandise usually dealt in by each such Borrower in the ordinary course of its business or will cover the rendition of services by each such Borrower to customers of a kind ordinarily rendered in the ordinary course of each such Borrower's business, (iii) will be for a liquidated amount from a customer competent to contract therefor, (iv) is not subject to renegotiation, except in the ordinary course of each Borrower's business consistent with each such Borrower's past practice, (v) is not subject to any prepayment or credit and will not be subject to any deduction, offset, counterclaim, lien or other condition other than in the ordinary course of each such Borrower's business, and (vi) is generally enforceable in accordance with its terms. Each Borrower further represents and warrants that all services to be performed by each such Borrower in connection with each Receivable have been performed.

         12. SPECIAL PROVISIONS WITH RESPECT TO RECEIVABLES AND RELATED MATTERS.

                  12.1. Confirmatory Written Assignments. Promptly after the creation of any Receivable, if Lender shall so request, each Borrower shall execute and deliver confirmatory written assignments to Lender of Eligible Receivables, but the failure to execute or deliver any schedule or assignment shall not affect or limit any Lien or other right of Lender in and to any Receivable. Each Borrower shall cause all of its invoices to be printed and to bear consecutive numbers, and to issue its invoices in such consecutive numerical order. On Lender's request therefor, each Borrower shall also furnish to Lender copies of invoices to customers and employee timesheets. Each Borrower will also furnish Lender with such other documents and instruments as Lender may request in connection with any Receivables, including detailed monthly agings. Each Borrower shall deliver to Lender the originals of all letters of credit, notes, and instruments in its favor and such endorsements or assignments as Lender may request. If either Borrower shall fail to deliver to Lender any Receivables, financial or any other report with respect to the Collateral required to be delivered by Borrower pursuant to Section 8 and Section 9 of this Agreement within ten (10) days after the dates set forth therein, then Borrowers agree to pay to Lender a fee of fifty dollars ($50.00) per day, beginning on the date that next follows the date required for delivery of such report and continuing through the date that either Borrower delivers said report for each report and/or document that either such Borrower fails to deliver to Lender under this Agreement.

                  12.2. Notice of Certain Events. Each Borrower will notify Lender of all disputes, returns and of all claims asserted with respect to (i) any Receivables which disputes or claims exceed $50,000 per occurrence, and (ii) any Receivables (other than Eligible Receivables) which disputes or claims exceed $150,000 per occurrence. Each Borrower shall promptly report each such return, repossession or recovery of merchandise to Lender, advising it of the location thereof and providing it with a description of such goods and their location. Neither Borrower shall settle or adjust any dispute or claim, or grant any discount (except ordinary trade discounts and volume discounts), credit or allowance or accept any return of merchandise, without Lender's consent, except for credits, discounts or allowances on Receivables in an aggregate amount not to exceed (i) $150,000 per calendar month, and (ii) $400,000 per calendar quarter. Upon the occurrence of and during the continuance of an Event of Default for a period of in excess of two (2) months, Lender may settle or adjust disputes or claims directly with customers or Account Debtors of either Borrower for amounts and upon terms which it considers advisable. Where either Borrower receives Collateral of any kind or nature by reason of transactions between itself and its customers or Account Debtors, it will hold the same on Lender's behalf, subject to Lender's instructions, and as property forming part of the Receivables. Where either Borrower sells to a customer or Account Debtor which also sells to it or which may have other claims against it, such Borrower will so advise Lender, promptly upon being notified of such order.

                  12.3. Communication with Account Debtors. Each Borrower authorizes Lender, before an Event of Default, without the consent of either Borrower, to communicate directly only with Account Debtors or customer's accounts payable departments, by whatever means Lender shall elect, for the purpose of verifying the information supplied by each such Borrower to Lender with respect to Receivables only. Each Borrower authorizes Lender, upon the occurrence of an Event of Default, without the consent of either Borrower, to communicate directly with customers or Account Debtors of Borrower by whatever means Lender shall elect for the purpose of verifying the information supplied by either Borrower to Lender with respect to Receivables. Upon Lender's request, before or after the occurrence of an Event of Default, each Borrower shall provide Lender with a list of the addresses of each of their Account Debtors.

         13. SPECIAL PROVISIONS RELATING TO EQUIPMENT.

                  13.1. Equipment List. Annexed hereto as Schedule 7.16 is a computer printout from Borrowers' books and records showing substantially all of each Borrower's present Equipment. All Equipment hereafter acquired will be kept at the location or locations shown, if shown, on said Schedule or at the locations where located on the date hereof, unless the applicable Borrower shall have first advised Lender of its intention to maintain a plant or offices at some other location and obtained Lender's prior written consent thereto to keeping the Equipment at such other location; provided, however, Lender's prior written consent shall not be required with respect to (i) the relocation of Equipment from the locations set forth on Schedule 7.16 to the residences of employees, provided that the type and amount of Equipment so relocated is consistent with a "home office" and provided that such relocation shall not cause a Material Adverse Effect; and
         (ii) the relocation of Equipment between the locations set forth on
         Schedule 7.16, provided that such relocation shall not cause a Material Adverse Effect.

                  13.2. Borrower's Obligations With Respect to Equipment. Each Borrower shall keep all of its Equipment in a good state of repair, and will make all repairs and replacements when and where necessary, will not waste or destroy Equipment or any part thereof, and will not be negligent in the care, or use, thereof. Each Borrower shall keep accurate lists and records reflecting its Equipment and shall retain copies of all warranties, manuals and manufacturers' or vendors' requirements with respect thereto. All Equipment shall be used in accordance with law and prudent business practice and the manufacturer's instructions and shall be kept separate from and shall not be annexed or affixed to or become part of the realty except where Lender first consents in writing thereto.

         14. AFFIRMATIVE COVENANTS. Each Borrower represents and warrants that, so long as it shall have any Obligations to Lender hereunder, each such Borrower will:

                  14.1. Business and Existence. Preserve and maintain each such Borrower's separate corporate existence and rights, privileges and franchises in connection herewith.

                  14.2. Trade Names. Transact business in each such Borrower's own name and invoice all of each such Borrower's Receivables in each such Borrower's own name.

                  14.3. Transactions with Affiliates. Whenever either Borrower engages in transactions with an Affiliate of either Borrower, conduct the same, with respect to the payment obligations thereof, on an arms-length basis or other basis more favorable to Borrowers.

                  14.4. Taxes. Pay and discharge all taxes, assessments, government charges and levies imposed upon either Borrower, each such Borrower's income or each such Borrower's profits or upon any property belonging to either such Borrower prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings.

                  14.5. Compliance with Laws. Substantially comply with all Governmental Rules applicable to either Borrower, including, without limitation, all laws and regulations regarding the collection, payment and deposit of employees' income, unemployment and Social Security taxes; provided, however, that Borrowers shall not be in default as a result of their failure to comply with a Governmental Rule if such failure would not reasonably be expected to result in a Material Adverse Effect.

                  14.6. Maintain Properties: Insurance. Safeguard and protect all property used in the conduct of each Borrower's business and keep all of each Borrower's property insured with insurance companies licensed to do business in the states where the property is located against loss or damage by fire or other risk usually insured against by other owners or users of such properties in similar businesses under extended coverage endorsement and against theft, burglary, and pilferage together with such other hazards as Lender may from time to time request, in amounts satisfactory to Lender. Each Borrower shall deliver the policy or policies of such insurance or certificates of insurance to Lender. All such insurance shall contain endorsements in form satisfactory to Lender naming Lender as lender loss payee and providing that the insurance shall not be canceled, amended or terminated except upon thirty (30) days' prior notice to Lender and showing Lender as an additional party insured as its interest may appear. All insurance proceeds received by Lender shall be retained by Lender for application to the payment of such portion of the Obligations as Lender may determine in Lender's discretion. Each Borrower shall promptly notify Lender of any event or occurrence causing a loss or decline in value of property insured or the existence of an event justifying a claim under any insurance and the estimated amount thereof if the amount of any such loss, decline in value or claim exceeds $250,000.00 in the aggregate.

                  14.7. Business Records. Keep adequate records and books of account with respect to each Borrower's business activities in which proper entries are made in accordance with sound bookkeeping practices reflecting all financial transactions of each such Borrower.

                  14.8. Litigation. Give Lender prompt notice of any suit at law or in equity against itself involving money or property valued in excess of Two Hundred Fifty Thousand Dollars ($250,000) except where the same is fully covered by insurance and the insurer accepts liability therefor, and of any investigation or proceeding before or by any administrative or governmental agency the effect of which would be to prohibit or materially limit or restrict the manner in which either Borrower presently conducts its respective business or to declare any substance contained in any product manufactured or distributed by either Borrower to be dangerous.

                  14.9. Damage or Destruction of Collateral. Maintain or cause to be maintained the Collateral and all its other assets and properties in good condition and repair at all times, preserve the Collateral and all its other assets and properties from loss, damage, or destruction of any nature whatsoever and provide Lender with prompt written notice of (i) any destruction or substantial damage to any Collateral evidencing or relating to Receivables and of the occurrence of any condition or event which has caused, or may cause, loss or depreciation in the value of any Receivables, and (ii) any material destruction or substantial damage to any Other Collateral and of the occurrence of any material condition or event which has caused, or may cause, loss or depreciation in the value of any Other Collateral.

                  14.10. Name Change. Provide Lender with (i) not fewer than thirty (30) days written notice prior to any proposed change of name, and (ii) contemporaneous written notice of the creation of any subsidiary.

                  14.11. Access to Books and Records. Provide Lender with such reports and with such access upon three (3) days prior written notice (unless an Event of Default has occurred, in which case no notice shall be required), during normal business hours, to each Borrower's books and records and permit Lender to copy and inspect such reports and books and records all as Lender reasonably deems necessary or desirable to enable Lender to monitor the credit facilities extended hereby; provided, however, that Lender shall use reasonable efforts to avoid disrupting either Borrower's ordinary business operations, particularly during periods when (i) either Borrower is preparing filings for submission to the U.S. Securities and Exchange Commission, and (ii) either Borrower's auditors are present and auditing either Borrower's books and records.

                  14.12. Solvent. Continue to be Solvent, as defined in Section
         1.59 hereof.

                  14.13. Compliance With Environmental Laws. Comply in all material respects with all applicable Environmental Laws.

                  14.14. Compliance with ERISA and other Employment Laws. Comply in all material respects with all: (a) applicable provisions of ERISA and the Code and (b) any other applicable laws, rules or regulations relating to the compensation of employees and funding of employee pension plans.

                  14.15. Proceeds of Collateral. Forthwith upon receipt, pay to Lender all proceeds of Collateral, whereupon such proceeds shall be applied to the Obligations in an order and manner as shall be determined in the discretion of Lender.

                  14.16. Delivery of Documents. Notify Lender if any proceeds of Receivables shall include, or any of the Receivables shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, and if required by Lender, immediately deliver them to Lender appropriately endorsed. Each Borrower waives protest regardless of the form of the endorsement. If either Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on the applicable Borrower's behalf provided Lender has provided such Borrower with notice of such endorsement, except for checks and wire transfer authorizations for which Lender shall not be required to give such notice.

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

                  14.17. United States Contracts. If any of the Eligible Receivables arises out of a contract with the United States or any of its departments, agencies or instrumentalities, immediately notify Lender, and if required by Lender, execute any necessary instruments in order that all money due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

                  14.18. Accounting System. Maintain an accounting system whereby Receivables aging shall be formatted alphabetically by Account Debtor and coded to identify all invoices that are not for time and material, including, without limitation, fixed price, software, business solutions, training, employee placement and bill-in advance, the foregoing to Lender's satisfaction.

                  14.19. Validity/Support Guaranty. At all times during the term hereof, each Borrower shall cause an authorized officer of each such Borrower (e.g., president, chief executive officer, etc.), such officer's authority to be evidenced by appropriate corporate resolutions and otherwise acceptable to Lender in all respects, to be bound under a Validity and Support Agreement.

                  14.20. TACT Software. Borrower TACT shall cause TACT Software Inc. to refrain from conducting future business and to winddown the operations of TACT Software Inc. and Borrower TACT shall not permit TACT Software Inc. to hold any material assets.

         15. NEGATIVE COVENANTS. So long as either Borrower shall have any Obligations to Lender hereunder and unless Lender has first consented thereto in writing, Borrowers shall not:

                  15.1. Indebtedness. Create, incur, assume or suffer to exist, voluntarily or involuntarily, any Indebtedness, except (i) Obligations to Lender, (ii) trade debt incurred in the ordinary course of the applicable Borrower's business, (iii) purchase money financing and equipment leases not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in any fiscal year, (iv) existing Indebtedness described on
         Schedule 7.18; (v) the Permitted Zielczynski Debt but only so long as the repayment of such debt has been subordinated to the payment of the Obligations pursuant to the terms and conditions set forth in the Subordination Agreement executed in favor of Lender by Piotr a/k/a Peter Zielczynski, and (vi) the Permitted Seller Debt but only so long as the repayment of such debt has been subordinated to the payment of the Obligations pursuant to the terms and conditions set forth in the Subordination Agreement executed in favor of Lender by Piotr a/k/a Peter Zielczynski, Sanjeev Welling, Ilan Nachmany, William P. Miller, Robert E. Duncan and bCompliant, Inc.

                  15.2. Mergers; Consolidations; Acquisitions. Enter into any merger, consolidation, reorganization or recapitalization after the date hereof with any other Person except for such mergers, consolidations, reorganizations and recapitalizations that (i) have been disclosed to and consented to by Lender in writing, such consent not to be unreasonably withheld, and (ii) do not have a Material Adverse Effect; take any formal steps to dissolve or to liquidate all or substantially all of the assets of either Borrower except for such liquidations that have been disclosed to and consented to by Lender in writing; conduct any part of its business through any corporate subsidiary, unincorporated association or other entity not disclosed on
         Schedule 15.2; acquire the stock or assets of any Person, whether by merger, consolidation, purchase of stock or otherwise except for mergers, consolidations, purchases of stock or otherwise that have been disclosed to and consented to by Lender; or acquire all or any substantial part of the properties of any Person except for acquisitions that have been disclosed to and consented to by Lender.

                  15.3. Sale or Disposition. Sell or dispose of all or any portion of its assets (as that term is defined in accordance with Generally Accepted Accounting Principles) or grant any Person an option to acquire any such assets: provided, however, that the foregoing shall not prohibit (a) sales of Inventory in the ordinary course of business;
         (b) the sale of Equipment that is of de minimus value and of no further use in the operations of either Borrower's business; (c) as required by Governmental Rules; (d) in transactions relating to T3 Media, Inc., subject to the provisions of Section 15.25 hereof, and (e) as required by contractual obligations existing on the date hereof in an amount not to exceed $500,000.00, or as otherwise provided for in this Agreement; so long as there are no Events of Default hereunder and the proceeds of any such sales are applied to any overline or overadvance, then to unpaid interest, fees and expenses, then to the outstandings under the Revolving Loan. The foregoing to the contrary notwithstanding, in no event shall either Borrower sell, assign or transfer its Receivables (except as it relates to the existing indebtedness of T3 Media, Inc. to Borrower TACT that has been disclosed to Lender as of the date hereof).

                  15.4. Defaults. Permit any landlord, mortgagee, trustee under deed of trust or lienholder to declare a default under any lease, mortgage, deed of trust or lien on real estate owned or leased by either Borrower, which default remains uncured for a period in excess of thirty (30) days from its occurrence, unless such default is being contested by the applicable Borrower in good faith by appropriate proceedings being diligently conducted.

                  15.5. Limitations on Liens. Suffer (i) any Lien, encumbrance, mortgage or security interest on any Receivables, or (ii) any Lien, encumbrance, mortgage or security interest on any other property of either Borrower which Lien, encumbrance, mortgage or security interest remains undischarged or unsatisfied for a period in excess of thirty
         (30) days after the applicable Borrower receives notification of its existence, except:

                           (a) Liens at any time granted in favor of Lender;

                           (b) Liens for taxes not yet due or being contested,
                  but only if such Lien does not have a Material Adverse Effect;

                           (c) Liens securing the claims or demands of
                  materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of the applicable Borrower's business, but only if the payment thereof is not at the time required and only if such Liens are junior in priority to the Liens in favor of Lender;

                           (d) Liens resulting from deposits made in the
                  ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws;

                  (e) such other Liens as appear on Schedule 7.17 attached hereto, if any.

                  15.6. Dividends and Distributions. Pay any cash dividends (provided, however, that payment of cash dividends on TACT's Series A and Series B Preferred Stock is permitted so long as no Event of Default has occurred and is continuing hereunder), make any capital distribution in cash or other property or return of capital, or purchase or redeem any of its stock or other securities (provided, however, that annual repurchases of TACT's common stock up to $250,000 in any one fiscal year is permitted so long as no Event of Default has occurred and is continuing hereunder), or retire any of its stock, or take any action which would have an effect equivalent to any of the foregoing, except that either Borrower may pay stock dividends and make non-cash stock splits.

                  15.7. Borrowers' Names and Offices. Transfer either Borrower's chief executive office or change its company name or office where it maintains records (including computer printouts and programs) with respect to Receivables, except upon not less than thirty (30) days advance written notice to Lender and after the delivery to Lender of financing statements in form and content satisfactory to Lender; provided, however, in no event shall such Transfer be permitted if it shall render unperfected or otherwise impair Lender's security interest in the Collateral.

                  15.8. Sales Terms. Sell merchandise on the basis of any of the following: a sale in which payment in full is not due within ninety
         (90) days of the original invoice date; a bill-and-hold sale; a consignment sale; a sale and return; "guaranteed sale" (i.e., one in which a vendor guarantees resale by vendee or agrees to accept return of the goods); or any other sale pursuant to which vendor agrees to accept the return of the goods, or to exchange the same upon the happening of any event other than failure to conform with quality specifications except where Lender has been first advised of such proposed transaction and consented thereto; provided, however, that (i) the foregoing restrictions shall apply only to Eligible Receivables, and (ii) Borrower shall notify Lender in writing if more than ten percent (10%) of Borrower's Receivables (excluding Eligible Receivables) arise from sales made on any of the foregoing bases.

                  15.9. Fiscal Year. Change its Fiscal Year.

                  15.10. Intentionally omitted.

                  15.11. Intentionally omitted.

                  15.12. Guaranties; Contingent Liabilities.

                           (a) Assume, guarantee, endorse, contingently agree to
                  purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, except for contractual obligations existing on the date hereof and Borrowers represent the maximum aggregate liability thereunder is not more than $100,000.00 in the combined aggregate, and, except for the indebtedness of T3 Media Inc. to Borrower TACT, in an amount of up to $800,000.00, or

                           (b) Agree to maintain the working capital or net
                  worth of any Person or to make investments in any Person (except for short-term investments of excess cash as herein permitted, and except for the indebtedness of T3 Media, Inc. to Borrower TACT existing at March 31, 2003 that has been disclosed to Lender or as contemplated in Section 15.25 hereof).

                  15.13. Removal of Collateral. Remove, or cause or permit to be removed, any of the Collateral or other assets from the premises where such Collateral is currently located and set forth on Schedule 7.15 hereof, except for sales of Inventory in the ordinary course of business or unless otherwise expressly permitted under the terms of this Agreement.

                  15.14. Transfer of Notes or Accounts. Sell, assign, transfer, discount or otherwise dispose of any Eligible Receivables or any promissory note or other instrument payable to it with or without recourse, except as it relates to the indebtedness of T3 Media, Inc. to Borrower TACT existing as of March 31, 2003 that has been disclosed to Lender and such additional indebtedness permitted pursuant to Section
         15.25 hereof.

                  15.15. Settlements. Compromise, settle or adjust any claim relating to any of the Collateral, except as it relates to the indebtedness of T3 Media, Inc. to Borrower TACT existing as of March 31, 2003 that has been disclosed to Lender, and subject to the exceptions set forth in Section 15.25 hereof.

                  15.16. Modification of Governing Documents. Make or permit any change, alteration or modification of its Certificate of Incorporation or By-laws which would result in a Material Adverse Effect, or make any other change, alteration or modification thereto except upon prompt written notice to Lender.

                  15.17. Change of Business. Cause or permit a material change in the nature of its business as conducted on the date of this Agreement.

                  15.18. Change of Accounting Practices. Change its present accounting principles or practices in any respect, except as may be required by changes in Generally Accepted Accounting Principles.

                  15.19. Inconsistent Agreement. Enter into any agreement containing any provision that would be violated by the performance of the Obligations or either Borrower's obligations under any document delivered or to be delivered by it in connection with this Agreement or any Loan Document.

                  15.20. Loan or Advances. Make any loans or advances to any Person, except loans or advances to employees or shareholders of Borrowers in a combined aggregate amount of up to $25,000.00 outstanding at anytime, except for the indebtedness of T3 Media, Inc. to Borrower TACT existing as of March 31, 2003 that has been disclosed to Lender or as contemplated in Section 15.25 hereof.

                  15.21. Investments. Make any investment in any person, firm or corporation, including, without limitation, in any Affiliates or from any Affiliates or subsidiaries not existing on the date hereof; except that Borrowers may make such investments to such persons, firms or corporations in the combined aggregate amount of up to $500,000 provided that Borrowers are in compliance with the Core EBITDA covenant set forth in Section 15.23 for two (2) consecutive quarters, and except for the investments permitted pursuant to Section 15.25 hereof. The foregoing to the contrary notwithstanding, Borrowers shall not make any investment in or loan any money to TACT Software Inc., except loans of up to $25,000.00 outstanding at anytime.

                  15.22. Intentionally Omitted.

                  15.23. Core EBITDA. Shall maintain Core EBITDA of no less than the amounts set forth below, tested quarterly at the end of each calendar quarter during the periods set forth below:

                  Amount            Time Period
                  ------            -----------
                  $25,000.00        during any period commencing on January 1 of
                                    any calendar year and ending on March 31 of the same calendar year

                  $50,000.00        during any period commencing on January 1 of
                                    any calendar year and ending on June 30 of the same calendar year

                  $75,000.00        during any period commencing on January 1 of
                                    any calendar year and ending on September 30 of the same calendar year

                  $100,000.00       during any period commencing on January 1 of
                                    any calendar year and ending on December 31 of the same calendar year



                  15.24. Capital Expenditures.

                  (a) Capital Expenditures shall not exceed the combined aggregate levels set forth below, during the periods set forth below:

                  Amount            Time Period
                  ------            -----------
                  $800,000.00       during any calendar year, commencing with
                                    the calendar year beginning January 1, 2003

                  (b) No carry forward to subsequent calendar years shall be permitted in the event that Borrowers' Capital Expenditures for a given calendar year are less than the combined maximum amount set forth above for such period.

                  15.25. T3 Media, Inc. Investments.

                  (a) Make loans or cash advances to or otherwise make investments in T3 Media, Inc. (collectively, "T3 Media Investments") in excess of the levels set forth below, during the periods set forth below:

                  Amount            Time Period
                  ------            -----------

                  $50,000.00        during any calendar year, commencing with
                                    the calendar year beginning January 1, 2003

                  (b) No carryforward to subsequent periods shall be permitted in the event that Borrower TACT's T3 Media, Inc. Investments for a given period are less than the maximum amount set forth above for such period.

                  (c) The assumption by Borrower TACT of any obligations of T3 Media, Inc. existing at March 31, 2003, and disclosed to Lender, shall not constitute T3 Media Investments for the purposes of this Section; provided, however, all such T3 Media Investments shall otherwise be subject to all of the terms and conditions of this Agreement.

                  (d) Borrowers shall not make any additional loans to or cash advances to or otherwise make investments in Always On or Methoda.

                  15.26. Stock Purchase Agreement. Shall not make any remaining payments under the Stock Purchase Agreement [i.e., two non-interest-bearing principal installments of $100,000 and $200,000 to be made, respectively, on April 1, 2004 and January 2, 2005] if (a) an Event of Default exists and is continuing at the time of any such payment (not including any technical or reporting defaults as to which any applicable cure period has not yet expired) or (b)after giving effect to any such payment, Borrowers would fail to have a positive borrowing base availability.

                  15.27. Permitted Zielczynski Debt. Shall not make any remaining payments under the Permitted Zielczynski Debt if (a) an Event of Default exists and is continuing at the time of any such payment (not including any technical or reporting defaults as to which any applicable cure period has not yet expired) or (b)after giving effect to any such payment, Borrowers would fail to have a positive borrowing base availability.

        16. FURTHER RIGHTS OF LENDER.

                  16.1. Lender's Right to Take Certain Actions. Each Borrower shall do all things and shall deliver all instruments requested by Lender to protect or perfect any security interest, mortgage or Lien given hereunder or in connection herewith including, without limitation, financing statements under the UCC and all documents and instruments necessary under the Federal Assignment of Claims Act. Upon the occurrence of an Event of Default and in the event that Lender requests, each Borrower shall instruct its Account Debtors to remit payments directly to Lender or to Lender's designee. Lender may examine, inspect and copy or make extracts from all property and all books and records of each Borrower at any time and all such property and all books and records shall be kept confidential in accordance with the requirements of Section 8.10 of this Agreement subject to the limitations set forth in Section 14.11. Each Borrower authorizes Lender to execute alone any financing statements or other documents or instruments that Lender may require to perfect, protect or establish any Lien or security interest granted to Lender by each Borrower and further authorizes Lender to sign each such Borrower's name on the same. Each Borrower appoints such person or persons as Lender may designate as each such Borrower's attorney-in-fact to endorse the name of each such Borrower on any checks, notes, drafts or other forms of payment or security that may come into the possession of Lender or any Affiliate of Lender, to sign each such Borrower's name on invoices or bills of lading, drafts against customers, notice of assignment, verifications and schedules and, generally, and all such property and all books and records shall be kept confidential in accordance with the requirements of Section 8.10 of this Agreement, to do all things necessary to carry out this Agreement. Such attorney-in-fact may notify the Post Office authorities to change the address of delivery of mail to an address designated by Lender, and open and dispose of mail addressed to either Borrower. The powers granted herein, being coupled with an interest, are irrevocable, and each Borrower approves and ratifies all acts of the attorney-in-fact, provided, however, that such powers shall automatically terminate upon the indefeasible repayment in full of the Indebtedness. Neither Lender nor the attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law so long as the same is not willful or grossly negligent. Lender agrees that it shall endeavor to give Borrowers prompt written notice of any such actions but Lender's failure to give any such notice shall not impair or restrict Lender's rights hereunder.

                  16.2. Lender's Right to Perform Either Borrower's Obligations. In the event that either Borrower shall fail to purchase or maintain insurance, or to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged pursuant to the terms of this Agreement, or in the event that either Borrower shall fail to perform or comply with any other covenant, promise or Obligation to Lender hereunder or under any Loan Document, Lender may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the joint and several account of Borrowers, and all monies so paid by Lender, including actual attorneys' fees and reasonable expenses, shall be treated as an Advance hereunder to Borrowers. Lender agrees that it shall endeavor to give Borrowers prompt written notice of any such actions but Lender's failure to give any such notice shall not impair or restrict Lender's rights hereunder.

                  16.3. Lender's Right of Set-Off. Lender may, at any time upon the occurrence of an Event of Default hereunder and without any further notice to either Borrower, set-off or apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, or any other Indebtedness at any time owing by Lender or any Affiliate of Lender or any participant in Lender's loans, to Borrowers to or for the credit or the account of Borrowers against any Obligation irrespective of whether any demand has been made hereunder or whether such Obligation is mature. The rights given hereunder are cumulative with all of the other rights and remedies of Lender, including other rights of set-off, under this Agreement, any other agreement or by operation of law or otherwise and shall also constitute a security interest in such deposits. Lender agrees that it shall endeavor to give Borrowers prompt written notice of any such actions but Lender's failure to give any such notice shall not impair or restrict Lender's rights hereunder.

         17. CONDITIONS PRECEDENT; CLOSING.

                  17.1. Conditions Precedent. As conditions precedent to the making of any Advance hereunder, Borrowers shall deliver to Lender, or shall cause to be delivered to Lender the following documents duly executed and in form satisfactory to Lender and its counsel:

                  (a) the Revolving Note;

                  (b) appropriate company resolutions of each Borrower;

                  (c) the Subordination Agreements;

                  (d) the favorable written opinion of counsel to Borrowers, such opinion to be in form and substance satisfactory to Lender;

                  (e) certificates evidencing all insurance coverages required by this Agreement, (including, without limitation, credit insurance policies) together with loss payee endorsements for all such coverages naming Lender as lender loss payee;

                  (f) a copy of each Borrower's Certificate of Incorporation and By-laws and all amendments thereto;

                  (g) a Good Standing Certificate for Borrower TACT issued by the Secretary of State of the State of New York and each other jurisdiction where the conduct of such Borrower's business activities or the ownership of its Properties necessitates qualification;

                  (h) a Good Standing Certificate for Borrower IOT issued by the Secretary of State of the State of New Jersey and each other jurisdiction where the conduct of such Borrower's business activities or the ownership of its Properties necessitates qualification;

                  (i) evidence that Borrower TACT's franchise taxes payable to the New York State Department of Taxation have been paid;

                  (j) evidence that Borrower IOT's franchise taxes payable to the New Jersey State Department of Taxation have been paid;

                  (k) an initial Borrowing Base Certificate dated as of the date hereof;

                  (l) all UCC financing statements required by Lender, all of which Borrowers authorize Lender to record and file;

                  (m) a certificate, dated as of the date hereof and executed by an authorized officer of each Borrower, stating that, as of such date, no Event of Default or Default exists and to such further effect as Lender or its counsel may require;

                  (n) all UCC, tax lien and judgment searches deemed necessary by Lender in form and substance satisfactory to Lender, which searches shall be obtained by Lender;

                  (o) payment of all fees and expenses which are payable to Lender, its counsel, or to third-party providers of services related to the closing of this transaction;

                  (p) the Validity/Support Guaranty to be delivered by Shmuel BenTov; and

                  (q) such other documents, instruments, agreements, and information as Lender or its counsel shall reasonably request.

                  17.2. Conditions to All Extensions of Credit.

                  (a) Lender's obligations to advance any Loan is subject to the condition that, as of the date of the advancing of such Loan, no Event of Default or Default shall have occurred and be continuing and that the matters set forth in Section 7, Section 10, Section 11 and Section 13 and the representations set forth in the Loan Documents continue to be true and complete.

                  (b) Each Borrower's acceptance of each Loan under this Agreement shall constitute a confirmation, as of the date of the advancing of such Loan, of the matters set forth in Section 7, Section 10, Section 11 and Section 13 of the representations set forth in the Loan Documents, and that no Default or Event of Default then exists. If requested by Lender, each Borrower shall further confirm such matters by delivery of a certificate dated the day of the advancing of such Loan and signed by an authorized officer of the applicable Borrower.

         18. TERM.

                  18.1. Revolving Loan Availability. Unless sooner terminated by Lender pursuant to the terms of this Agreement, the period during which the Revolving Loan shall be available shall initially be a period commencing on the date hereof and concluding on the Termination Date.

                  18.2. Voluntary Termination. Borrowers shall give Lender at least fifteen (15) days' advance written notice ("Termination Notice") of Borrowers' election to terminate the availability of Revolving Loans hereunder prior to the Termination Date. The Termination Notice shall be irrevocable and shall specify the effective date of such termination, which effective date shall not be less than fifteen (15) days after the giving of the Termination Notice and shall be in no event later than the Termination Date.

         19. EVENTS OF DEFAULT.

                  19.1. Defaults. Upon the happening of any of the following events (collectively, "Events of Default"):

                  (a) if either Borrower shall fail to make payment when due of any Obligation under this Agreement or any Loan Document, provided, however, that, for purposes of each Borrower's obligation to make payment of any Obligations to Lender comprised of Obligations to reimburse Lender for or to pay field examination expenses and legal fees and expenses incurred by Lender after the date hereof, no Event of Default shall be deemed to have occurred, unless sixty (60) days have elapsed from the date of demand therefor by Lender; provided that, Lender's right hereunder to charge such fees and expenses to Borrowers shall not be effected by the foregoing and in the event Lender so charges Borrowers for such fees and expenses any such incipient Event of Default shall be deemed cured thereby; or

                  (b) if either Borrower shall fail to comply with any terms, conditions, covenant, warranty or representation contained in Article 11 or Article 15 of this Agreement; or

                  (c) if either Borrower shall fail to comply with any term, condition, covenant or warranty of or in this Agreement, any other Loan Document or any other agreement between Lender and either Borrower, other than in Article 11 or Article 15 of this Agreement, and such failure continues for a period in excess of twenty (20) days after notice thereof is given by Lender to Borrowers; or

                  (d) if either Borrower shall cease to be Solvent, make an assignment for the benefit of its creditors, call a meeting of its creditors to obtain any general financial accommodation, suspend business or if any case under any provision of the Bankruptcy Code, including provisions for reorganizations, shall be commenced by or against either Borrower; or

                  (e) if any statement or representation contained in any financial statement or certificate delivered by either Borrower to Lender shall be false, in any material respect, when made; or

                  (f) if any federal tax lien is filed of record against either Borrower or any Guarantor and is not bonded or discharged within ten
         (10) days; or

                  (g) if either Borrower's independent public accountants shall refuse to deliver any financial statement required by this Agreement within ten (10) days after written demand by Lender for delivery of such financial statements; or

                  (h) if a receiver, trustee or equivalent officer shall be appointed for all or any of the assets of either Borrower; or

                  (i) if a judgment for more than One Hundred Thousand Dollars ($100,000) shall be entered against either Borrower in any action or proceeding and shall not be stayed, vacated, bonded, paid, discharged or applied in good faith within twenty (20) days, or in the case of a judgment against Borrower TACT relating to the T3 Permitted Indebtedness (as defined below) in which case five (5) days shall be allowed to stay, vacate, bond, pay, discharge or apply in good faith; provided, that, no Event of Default shall be deemed to have occurred in the case of any judgment where the claim is covered by insurance and the insurance company has accepted liability therefor; or

                  (j) if any obligation of either Borrower in respect of Indebtedness shall be declared to be or shall become due and payable prior to the stated maturity thereof or such obligation shall not be paid as and when the same becomes due and payable; or there shall occur any event or condition which constitutes an event of default under any mortgage, indenture, instrument, agreement or evidence of indebtedness relating to any obligation of either Borrower in respect of any such Indebtedness the effect of which is to permit the holder or the holders of such mortgage, indenture, instrument, agreement or evidence of Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause the Indebtedness evidenced thereby to become due prior to its stated maturity; provided, that, the foregoing shall not include (a) Indebtedness to Lender; (b) Indebtedness aggregating up to $800,000.00 owing by T3 Media, Inc. and guaranteed by Borrower TACT ("T3 Permitted Indebtedness"), so long as, Borrower TACT gives Lender prompt notice of the acceleration thereof; or (c) Indebtedness arising in connection with any real property lease obligations up to $50,000.00, so long as no judgments are entered against either Borrower as a result of either Borrower's failure to pay such Indebtedness; provided, that, subsection c (except for real property lease obligations for real property located in New York) ; or

                  (k) upon the happening of any Reportable Event which Lender in its discretion determines could reasonably be expected to constitute grounds for the termination of any Plan, or if a trustee shall be appointed by an appropriate United States District Court or other court of administrative tribunal to administer any Plan, or if the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or

                  (l) upon the occurrence and continuance of any Material Adverse Effect, which in the sole and absolute opinion of Lender, impairs Lender's security or increases its risks; or

                  (m) if Shmuel BenTov ceases to own at least ten percent (10%) of the shares of voting stock of or other ownership interests in Borrower TACT; or

                  (n) if Borrowers make any payment under the Stock Purchase Agreement which violates or would cause a violation of Section 15.26.

                  (o) if Borrowers make any payment under the Permitted Zielczynski Debt which violates or would cause a violation of Section 15.27.

                  (p) if Borrower TACT ceases to own 100% of the issued and outstanding shares of voting stock of or other ownership interests in Borrower IOT without the prior written consent of Lender; or

                  (q) upon the happening of any of the events described in
         Section 19.1(d), Section 19.1(e), Section 19.1(g), Section 19.1(h),
         Section 19.1(i) or Section 19.1(j) or if any Guarantor purports to terminate its guaranty or if any Validity/Support Guarantor purports to terminate his/its Validity/Support Guaranty or upon the death of any Guarantor or Validity/Support Guarantor that is a natural person;

         then and in any such event, Lender may terminate this Agreement without prior notice or demand to either Borrower or may demand payment of all Obligations (whether otherwise then payable on demand or not) without terminating this Agreement and shall, in any event, be under no further responsibility to extend any credit or afford any financial accommodation to either Borrower, whether under this Agreement or otherwise.

                  19.2. Obligations Immediately Due. Upon the effective date of termination for any reason, all of Borrowers' Obligations to Lender, including but not limited to the Loans, shall immediately become due and payable without further notice or demand.

                  19.3. Continuation of Security Interests. Notwithstanding any termination, until all Obligations of Borrowers shall have been fully paid and satisfied, Lender shall retain all security in and title to all existing and future Receivables, General Intangibles, Inventory, Equipment, Fixtures, Investment Property, and other Collateral held by Lender hereunder or under any other agreement and Borrowers shall continue to assign Receivables and consign Inventory to Lender and continue to turn over collections to Lender.

         20. REMEDIES OF LENDER.

                  20.1. Rights Under UCC. Upon the occurrence of any Event of Default or upon any termination of this Agreement following an Event of Default, then Lender shall have, in addition to all of its other rights under this Agreement or otherwise (which rights shall be cumulative), all of the rights and remedies of a secured party under the UCC and shall have the right to enter upon any premises where the Collateral is kept and peacefully retake possession thereof. Lender may, without demand, advertising or notice all of which each Borrower hereby waives (except as the same may be required by law), sell, lease, dispose of, deliver and grant options to a third party to purchase, lease or otherwise dispose of any and all Receivables, General Intangibles, Inventory, Equipment, Fixtures, Investment Property or other security or Collateral held by it or for its account at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, as such prices and upon such terms as Lender, in its discretion, deems advisable. Notice of any public sale shall be sufficient if it describes the security or Collateral to be sold in general terms, stating the amounts thereof, the nature of the business in which such Collateral was created and the location and nature of the properties covered by the other security interests or mortgages and the prior liens thereon, and is published at least once in The Wall Street Journal not less than ten (10) business days prior to the date of sale. If The Wall Street Journal is not then being published, publication may be made in lieu thereof in any newspaper then being circulated in the City of New York which Lender may elect. Notice of any public sale shall be sufficient if it describes the security or Collateral to be sold in general terms, stating the amounts thereof, the nature of the business in which such Collateral was created and the location and nature of the properties covered by the other security interests or mortgages and the prior liens thereon. Without requiring notice to either Borrower, all requirements of reasonable notice under this Article shall be met if such notice is mailed, postage prepaid, to each Borrower at its address set forth above or such other address as it may have, in writing, provided to Lender, at least ten (10) days before the time of such sale or disposition. Lender may, if it deems it reasonable, postpone or adjourn any sale of any Collateral from time to time by an announcement at the time and place of the sale to be so postponed or adjourned without being required to give a new notice of sale, provided, however, that Lender shall provide each Borrower with written notice of the time and place of such postponed or adjourned sale. Lender may be the purchaser at any such sale if it is public, and payment may be made, in whole or in part, in respect of such purchase price by the application of Obligations due from either Borrower to Lender. Each Borrower shall be jointly and severally obligated for, and the proceeds of sale shall be applied first to, the costs of retaking, refurbishing, storing, guarding, insuring, preparing for sale, and selling the Collateral, including the fees and disbursements of attorneys, auctioneers, appraisers and accountants employed by Lender. Proceeds shall then be applied to the payment in whatever order Lender may elect, of all Obligations of either Borrower. Lender shall return any excess to Borrowers, as their interests may appear, and Borrowers shall remain jointly and severally liable for any deficiency.

                  20.2. Collections; Modification of Terms. Without limiting any rights Lender may have pursuant to Section 20.1 above, upon the occurrence and during the continuance of an Event of Default, Lender may demand, sue for, collect and give receipts for any money, instruments or property payable or receivable on account of or in exchange for any of the Collateral, or make any compromises it deems necessary or proper, including without limitation, extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to or consent by either Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted under this Agreement or any of the Loan Documents.

                  20.3. Notification of Account Debtors. Without limiting any rights of Lender pursuant to this Agreement or under applicable law, after a Default or Event of Default has occurred, (i) Borrower, at the request of Lender, shall notify the Account Debtors of Lender's security interest in either Borrower's Receivables; and (ii) Lender may notify the Account Debtors on any of the Receivables to make payment directly to Lender, and Lender may endorse all items of payment received by it that are payable to each Borrower.

                  20.4. Insurance. Without limiting any rights of Lender pursuant to this Agreement or under applicable law, after a Default or Event of Default has occurred, Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and the applicable Borrower's name any checks or drafts constituting insurance proceeds. Lender agrees that it shall endeavor to give Borrowers prompt written notice of any such actions but Lender's failure to give any such notice shall not impair or restrict Lender's rights hereunder.

                  20.5. Waiver of Rights by Borrowers. Except as may be otherwise specifically provided herein or in any other agreement between Lender and either Borrower which may be applicable, each Borrower waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by Lender of property subject to Lender's Lien. Each Borrower authorizes Lender, upon the occurrence of an Event of Default, to peacefully enter upon any premises owned by or leased to either Borrower without obligation to pay rent or for use and occupancy, through self help, without judicial process and without having first given notice to either Borrower or obtained an order of any court.

                  20.6. Lender's Rights. Each Borrower agrees that Lender shall not have any obligation to preserve rights to any Collateral against prior parties or to marshall any Collateral of any kind for the benefit of any other creditor of either Borrower or any other person. After the occurrence of an Event of Default, Lender is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and each Borrower's rights under all licenses and any franchise, sales or distribution agreements shall inure to Lender's benefit for such purpose, subject to any limitations set forth in the relevant license(s), franchise(s), sales or distribution agreements, including, without limitation, limits on assignment rights.

         21. GENERAL PROVISIONS.

                  21.1. Rights Cumulative. Lender's rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights or remedies which it may have under any other agreement or instrument, by operation of law or otherwise.

                  21.2. Successors and Assigns. This Agreement is entered into for the benefit of the parties hereto and their successors and assigns. It shall be binding upon and shall inure to the, benefit of the said parties, their successors and assigns. Lender shall have the right, upon written notice to Borrowers, without the necessity of any further consent or authorization by Borrower, to sell, assign, securitize or grant participation in all, or a portion of, Lender's interest in the Loans, to other financial institutions of the Lender's choice and on such terms as are acceptable to Lender in its sole discretion, and Lender shall give Borrowers prompt written notice of any such assignments, securitizations or participations.

                  21.3. Notice. Wherever this Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given by messenger, telegram, certified U.S. mail with return receipt requested, or nationally recognized overnight courier with receipt requested, effective when received by the corporate party to whom addressed, and shall be addressed as follows, or to such other address as the party affected may hereafter designate:

                  If to Lender:     Keltic Financial Partners, LP
                                    Attn: Robert N. Laughlin, Managing Partner
                                    555 Theodore Fremd Avenue, Suite C-207
                                    Rye, New York  10580

                  With a copy to:   Meyner and Landis LLP
                                    Attn: John N. Malyska, Esq.
                                    Suite 2500
                                    One Gateway Center
                                    Newark, New Jersey 07102

                  If to TACT:       The A Consulting Team, Inc.
                                    200 Park Avenue South, Suite 1501
                                    New York, New York 10003
                                    Attn: Shmuel BenTov

                  If to IOT:        INTERNATIONAL OBJECT TECHNOLOGY, INC.
                                    77 Brant Avenue
                                    Clark, New Jersey 07066
                                    Attn: Shmuel Ben Tov

                  With a copy in
                  each case to:     Orrick, Herrington & Sutcliffe LLP
                                    666 Fifth Avenue
                                    New York, New York
                                    Attn: Joseph Maloney, Esq.

                  21.4. Strict Performance. The failure, at any time or times hereafter, to require strict performance by either Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of any Event of Default by either Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by either Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or a different type.

                  21.5. Amendments. This Agreement and the other agreements to which it refers constitute the complete agreement between the parties with respect to the subject matter and may not be changed, modified, waived, amended or terminated orally, but only by a writing signed by the party to be charged.

                  21.6. Waiver. Each Borrower waives presentment, protest, notice of dishonor and notice of protest upon any instrument on which it may be liable to Lender as maker, endorser, guarantor or otherwise.

                  21.7. Conflict of Laws. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York; provided, however, that if any of the Collateral shall be located in any jurisdiction other than New York, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Lenders' lien upon such Collateral and the enforcement of Lenders' other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of New York.

                  21.8. Expenses.

                  (a) Each Borrower agrees to pay (i) the actual attorneys' fees and expenses of Lender's counsel arising from the negotiation and preparation of this Agreement and the other Loan Documents and all reasonable expenses, costs, charges and other fees of such counsel of Lender incurred in connection therewith, and (ii) Lender's out-of-pocket expenses in connection with periodic audits and appraisals performed by Lender.

                  (b) If, at any time prior to the occurrence of an Event of Default, Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with: (1) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (2) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, each Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or either Borrower's affairs; (3) the perfection of any Lien on the Collateral; (4) any attempt to enforce any rights or remedies of Lender against either Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (5) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the actual attorneys' fees and expenses arising from such services and all reasonable expenses, costs, charges and other fees of such counsel of Lender or relating to any of the events or actions described in this Section shall be payable on a joint and several basis by Borrowers to Lender, and shall be additional Obligations hereunder secured by the Collateral; provided, however, such fees and expenses shall in no event exceed $20,000.00 per annum.

                  (c) If, upon or after the occurrence of an Event of Default, Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with any of the events or actions set forth in subparagraphs (a) or (b) of this Section; then, in any such event, the actual attorneys' fees and expenses arising from such services and all reasonable expenses, costs, charges and other fees of such counsel or of Lender relating to any of the events or actions described in subparagraphs (a) or (b) of this Section, including, without limitation, the reasonable cost and expense to Lender attributable to utilizing Lender's in-house staff for such purposes, shall be payable on a joint and several basis by Borrowers to Lender, and shall be additional Obligations hereunder secured by the Collateral.

                  (d) Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender, but including any intangibles tax, stamp tax or recording tax) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrowers on a joint and several basis will pay (or will promptly reimburse Lender for the payment of) all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith.

                  (e) Each Borrower shall also reimburse Lender for all other expenses incurred by Lender in connection with the transactions contemplated under this Agreement or the other Loan Documents, including, without limitation, fees in connection with any bank account, the Blocked Account, wire charges, ACH Fees and other similar costs and expenses; provided, however, that Lender shall use commercially reasonable efforts to minimize the occurrence and amount of such fees and expenses.

                  21.9. Reimbursements Charged to Revolving Loan. With respect to any amount advanced by Lender and required to be reimbursed by either Borrower pursuant to the foregoing provisions of Section 21.8, it is hereby agreed that Lender may charge any such amount to Borrowers' Revolving Loan on the dates such reimbursement is made, subject to the provisions of Section 2.6 of this Agreement. Lender agrees to provide Borrowers notice of such charges in the monthly statement delivered to Borrowers pursuant to Section 9 of this Agreement. Borrowers' joint and several obligations under Section 21.8 shall survive termination of the other provisions of this Agreement.

                  21.10. Waiver of Right to Jury Trial. Each Borrower waives the right to trial by jury in the event of any action, suit, proceeding, counterclaim or other litigation to which Lender and either Borrower are parties in respect of any matter arising under this Agreement or any other matter involving either Borrower and Lender, whether or not other persons are also parties thereto. Each Borrower acknowledges that the foregoing waiver is a material inducement to Lender's entering into this Agreement and that Lender is relying on the foregoing waiver in its future dealings with each Borrower. Each Borrower represents and warrants that it reviewed this jury waiver provision with its legal counsel, and has made this waiver knowingly and voluntarily.

         22. INDEMNIFICATION BY BORROWER/WAIVER OF CLAIMS.

                  22.1. Indemnification. Each Borrower hereby covenants and agrees on a joint and several basis to indemnify, defend and hold harmless Lender and its officers, partners, employees and agents from and against any and all claims, damages, liabilities, costs and expenses (including with limitation, the fees and expenses of counsel) which may be incurred by or asserted against Lender and/or its designated agents, and in respect of any claims, damages, liabilities, costs and expenses resulting from any breach by either Borrower of any representation or warranty made by it herein or in any other Loan Document or nonfulfillment of any agreement or covenant of either Borrower under this Agreement or in any other Loan Document, in connection with:

                  (a) any investigation, action or proceeding arising out of or in any way relating to this Agreement, any of the Loans, any of the Loan Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing by either Borrower or its officers, directors, agents, consultants, advisors or employees; or

                  (b) any taxes, liabilities, claims or damages relating to the Collateral or Lender's liens thereon; or

                  (c) the correctness, validity of genuineness of any instruments or documents that may be released or endorsed to either Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; or

                  (d) any broker's commission, finder's fee or similar charge or fee in connection with the Loans and the transactions contemplated in this Agreement, provided, however, it is understood that Lender has incurred no such fee or charge with respect to this transaction.

                  22.2. Savings Clause for Indemnification. To the extent that the undertaking to indemnify, pay and hold harmless set forth in
         Section 22.1 above may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all matters referred to under
         Section 22.1.

                  22.3. Waiver. To the extent permitted by applicable law, no claim may be made by either Borrower or any other Person against Lender or any of its Affiliates, partners, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract, tort or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and each Borrower hereby waives, releases and agrees not to sue upon any claim for any such special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither Lender nor any of its Affiliates, partners, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the transactions contemplated hereby, except for its or their own gross negligence or willful misconduct.

         23. MISCELLANEOUS.

                  23.1. Entire Agreement; Amendments; Lender's Consent. This Agreement (including the Exhibits and Schedules thereto) and the Loan Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of this Agreement or any of the Loan Documents, nor consent to any departure by either Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  23.2. Cross Default; Cross Collateral. Each Borrower hereby agrees that (a) all other agreements between Borrowers or either Borrower and Lender or any of Lender's Affiliates are hereby amended so that a default under this Agreement is a default under all such other agreements and a default under any one of the other agreements is a default under this Agreement, and (b) the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements between either Borrower and Lender or any of Lender's Affiliates and the Collateral pledged under any other agreement with Lender or any of its Affiliates secures the Obligations under this Agreement.

                  23.3. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  23.4. Severability of Provisions. Any provision of this Agreement or any of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

                  23.5. Table of Contents; Headings. The table of contents and headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect.

                  23.6. Exhibits and Schedules. All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.

                  23.7. Consent to Jurisdiction. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of either Borrower or Lender, each Borrower hereby consents and agrees that any federal or state court located in any county, in New York State, shall have jurisdiction to hear and determine any claims or disputes between either Borrower and Lender pertaining to this Agreement or to any matter arising out of or related to this Agreement; provided, however, Lender may, at its option, commence any action, suit or proceeding in any other appropriate forum or jurisdiction to obtain possession of or foreclose upon any Collateral, to obtain equitable relief or to enforce any judgment or order obtained by Lender against either Borrower or with respect to any Collateral, to enforce any other right or remedy under this Agreement or to obtain any other relief deemed appropriate by Lender. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection which either Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Borrower represents and warrants that it has reviewed this consent to jurisdiction provision with its legal counsel, and has made this waiver knowingly and voluntarily.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized on the day and year first above written.

                                    KELTIC FINANCIAL PARTNERS, LP
                                    By: KELTIC FINANCIAL SERVICES LLC,
                                        its general partner


                                        By: /s/ Robert N. Laughlin
                                            ----------------------
                                            Robert N. Laughlin, Managing Partner

                                    THE A CONSULTING TEAM, INC.

                                        By: /s/ Shmuel Ben Tov
                                            ------------------
                                            Shmuel BenTov
                                            Chief Executive Officer


                                    INTERNATIONAL OBJECT TECHNOLOGY, INC.


                                        By: /s/ Shmuel Ben Tov
                                            ------------------
                                            Shmuel Ben Tov
                                            Chief Executive Officer

                                   EXHIBIT "A"

                           BORROWING BASE CERTIFICATE

                            As of __________________

BORROWER:

PREVIOUS DAY A/R {  /  /  }                 $        -

                      Sales:                $        -
                      Credits:              $        -
                      Debits:               $        -
                      Collections:          $        -
                      Coll. Adj's:          $        -

ENDING A/R  {  /  /  }                      $        -

Ineligibles:          Past Due a/o__:       $        -
                      Ineligible a/o__:     $        -

ELIGIBLE A/R:                                                          $       -

A/R @ 75%:                                           /                 $       -

TOTAL AVAILABLE COLLATERAL:                          $                 -

OUTSTANDING LOAN BALANCE AS OF  /  /  :                                $       -
ADVANCE {  /  /  }:                                                    $       -
OUTSTANDING LOAN BALANCE AS OF  /  /  :                                $       -

NET AVAILABILITY:                                                      $       -

I hereby certify in connection with the Loan and Security Agreement, dated as of March __, 2004, among The A Consulting Team, Inc. and International Object Technology, Inc. and Keltic Financial Partners, LP, that the information and each calculation set forth above is to the best of my knowledge, true, correct and complete as of the date hereof and are calculated in accordance with the Loan and Security Agreement. Unless otherwise defined herein, all terms used herein shall have the meanings ascribed to them in the Loan and Security Agreement.

Prepared By:      _______________________________________     Dated: ___________
                  (Authorized Signature)

                                   EXHIBIT "B"

                             COMPLIANCE CERTIFICATE


                  The A Consulting Team, Inc. and International Object Technology, Inc. ("Borrowers") hereby certifies to KELTIC FINANCIAL SERVICES, LP in accordance with the provisions of a Loan and Security Agreement among Borrowers and Lender dated March 22, 2004, as the same from time to time may be amended, supplemented or otherwise modified ("Agreement") that:

                  (i) each Borrower has complied in all respects with all the terms, covenants and conditions of the Agreement which are binding upon them;

                  (ii) there exists no Event of Default or Default as defined in the Agreement;

                  (iii) the representations and warranties contained in the Agreement are true in all respects with the same effect as though such representations and warranties had been made on the date hereof; and

                  WITNESS the signature of the undersigned duly authorized officers of Borrowers on _____________, 20__.


                           THE A CONSULTING TEAM, INC.

                           By:       ________________________________
                                     Name:
                                     Title:

                           INTERNATIONAL OBJECT TECHNOLOGY, INC.

                           By:       ________________________________
                                     Name:
                                     Title:

                                   EXHIBIT "C"

                               NOTICE OF BORROWING

                                  Schedule 7.2

                                   Tradenames
                                      TACT
                                American Catalyst
                     TACT Outsourcing India Private Limited


                                  Schedule 7.3

                                TACT Affiliates:

                               TACT Software, Inc.
                                 T3 Media, Inc.
                            Always-On Software, Inc.
                                  Methoda, Ltd.

                               TACT Subsidiaries:
                                       IOT

                        IOT Affiliates and Subsidiaries:
                                      None



                                  Schedule 7.8

                               Real Estate Owned:
                                      None

                               Real Estate Leased:
                              200 Park Avenue South
                            New York, New York 10003

                           77 Brant Avenue, Suite 320
                             Clark, New Jersey 07066

                                  Schedule 7.9
                             Patents and Trademarks

                             Trademark Applications:
                     The A Consulting Team (No. 75/320,927)
                              TACT (No. 75/320,744)
                                   People Soft

                                   Trademarks:
                        TACT (Design) (Reg. No. 2244241)


                                  Schedule 7.13
                                   Litigation

                                      None


                                  Schedule 7.14
                              Receivables Locations

                                 77 Brant Avenue
                             Clark, New Jersey 07066


                                  Schedule 7.15
                               Inventory Locations

                                      None


                                  Schedule 7.16
                          Equipment List and Locations

                              200 Park Avenue South
                            New York, New York 10003

                                  Schedule 7.17
                                      Liens

                                      None


                                  Schedule 7.18
                                  Indebtedness


                                                 Payments Due in
                                    Total        2004        2005        2006
                                  ----------  ----------  ----------  ---------
Long Term Obligations
Automobile Loan                   $  40,441   $  13,078   $  13,885   $ 13,478
Shareholder Loan                     78,062      57,985      20,077          -
Acquisition Note                    300,000     100,000     200,000          -
                                  ----------  ----------  ----------  ---------
Total                             $ 418,503   $ 171,063   $ 233,962   $ 13,478
                                  ==========  ==========  ==========  =========



                                  Schedule 7.21
                              Environmental Matters

                                      None

                                  Schedule 7.24
                              List of Bank Accounts


                                  See attached
                                  Schedule 7.27
                                Excluded Matters

                                      NONE